Exhibit 4.4

Phillips 66 Savings Plan

Amended and Restated Effective January 1, 2024

Phillips 66 Savings Plan

Table of Contents

PREAMBLE		1
ARTICLE I - DEFINITIONS		2
ARTICLE II - ELIGIBILITY		8
1.	General	8
2.	Normal Retirement Age	8
ARTICLE III - PARTICIPATION AND EMPLOYEE DEPOSITS		9
1.	Participation and Enrollment	9
2.	Maximum Deposit Rate	10
3.	Employee Catch-Up Deposits	11
4.	Limitation of Deposits	11
5.	Make-Up Deposits for Employees Returning from Military Service	15
ARTICLE IV - COMPANY CONTRIBUTIONS		16
1.	Contributions	16
2.	Designation as a Stock Bonus Plan and CODA and ESOP	16
3.	415 Limitations	16
4.	Top Heavy Limitations	18
ARTICLE V - SUSPENSION		20
1.	Automatic Suspensions	21
2.	No Make-Up of Deposits After Suspensions	21
3.	Resumption of Deposits After Suspension.	21
ARTICLE VI - THE TRUST FUND AND THE TRUSTEES		22
1.	Trust Agreements	22
2.	Investment Funds	22
3.	Investment of Deposits and Contributions	23
4.	Investment of Participant Loan Repayments	23
5.	Employee Stock Ownership Plan (ESOP)	23
6.	Income on Fund Assets	24
7.	Trust Fund for the Benefit of Participants	25
8.	Purchase or Sale of Company Stock	25
9.	Sale of Securities	25
10.	Form of Securities	25
11.	Trustees’ Powers	25
12.	ConocoPhillips Stock Fund, Leveraged Stock Fund and ConocoPhillips Leveraged Stock Fund	25
ARTICLE VII - INVESTMENT DIRECTIONS		26
1.	Investment Allocation Directions	26
2.	Exchange Rules	26
3.	Additional Exchange Rules	26

4.	Redemption Fees	27
ARTICLE VIII - THE SHARE SYSTEM AND VALUATION OF THE TRUST FUND		28
1.	Shares and Share Values	28
2.	Computation of Share Values for Determination of Participant Account at the End of Each Valuation Date	28
3.	Computation of Share Values for Company Stock or ConocoPhillips Stock Transactions	29
4.	Shares Are Without Priority or Preference	30
ARTICLE IX - VESTING OF PARTICIPANT’S INTERESTS		31
ARTICLE X - WITHDRAWALS		32
1.	Before-Tax Deposits and Roth 401(k) Withdrawals	32
2.	After-Tax and Rollover Withdrawals and QNECs	34
3.	Contribution Withdrawals	34
4.	Other Withdrawal Rules	34
5.	Dividend Pass Through Election	34
6.	Roth In-Plan Conversions	35
ARTICLE XI - PAYMENTS AND DISTRIBUTIONS		38
1.	Mandatory Payment or Distribution	38
2.	Timing of Payment or Distribution	38
3.	Forms of Distribution	39
4.	Deferral of Distribution Until a Required Beginning Date	42
5.	Lost Participant or Beneficiary	43
6.	Put Option.	43
ARTICLE XII - BENEFICIARIES AND GUARDIANS		45
1.	Beneficiary Designation	45
2.	Minors and Those Declared Incompetent	47
3.	Tax Qualified Disclaimers	47
4.	Trust and Trustees	48
ARTICLE XIII - VOTING OF STOCK AND DISPOSITION OF STOCK PURSUANT TO TENDER OFFERS OR EXCHANGE OFFERS		49
1.	Controlling Provision	49
2.	Definitions	49
3.	Voting of Plan Stock and Response to Tender Offers	49
4.	Determination of Voting Interests	50
5.	Voting Directions and Proxy Solicitation Materials	50
6.	Voting Direction Forms	50
7.	Voting of Plan Stock by the Trustees	50
8.	Confidentiality	50
9.	Offer for Company Stock	51
10.	Direction Form and Information With Respect to an Offer	51
11.	Trustees’ Response to a Tender Offer	51
12.	Confidentiality	51
13.	Neutrality of Benefits Committee, Investment Committee and Trustees	52
14.	Indemnity	52
15.	Trustees’ Expenses	52
16.	Plan Stock Returned	52
17.	Withdrawals or Distributions After Tender or Exchange	52
18.	Accounting for Participants’ and Beneficiaries’ Interests	53
19.	Fractional Shares	53
20.	Securities as a Result of Having Tendered Plan Stock	53
ARTICLE XIV EMPLOYMENT NOT AFFECTED BY PLAN		54
ARTICLE XV NON-ASSIGNABILITY		55
1.	Inalienability of Rights or Benefits	55
2.	Qualified Domestic Relations Orders	55

ARTICLE XVI EXPENSES AND TAXES		56
1.	Purchase or Sale of Securities and Taxes	56
2.	Plan Administration	56
3.	Expenses Attributable to a Particular Fund	56
4.	Losses	56
5.	ESOP Loan Proceeds Not to be Used for Administrative Expenses	57
ARTICLE XVII - SUBSIDIARY COMPANIES		58
1.	Adoption of Plan by Subsidiaries	58
2.	Separation of Trust Fund at Request of a Subsidiary	58
ARTICLE XVIII - AMENDMENT AND TERMINATION OF THE PLAN		59
1.	Amendment or Termination	59
2.	Termination by a Subsidiary	59
3.	Amendments Favoring Highly Compensated Employees	59
4.	Exclusion of Participants	59
ARTICLE XIX – ADMINISTRATION		60
1.	Plan Fiduciaries	60
2.	Allocation of Fiduciary Responsibilities	60
3.	Accounts and Record-Keeping	62
4.	Reports to Participants	62
5.	Notice Periods	62
6.	Bonding and Indemnification	63
7.	Claims Procedure	63
8.	Transfers and Rollovers from Other Plans	64
9.	Transfers to Other Plans	65
10.	Merger or Consolidation	65
11.	Errors and Misstatements	67
ARTICLE XX - CONSTRUCTION		68
1.	Applicable Law	68
2.	Qualified Plan	68
3.	Headings	68
4.	Use of Pronouns	68
ARTICLE XXI - LOANS		69
1.	Authority to Administer Loans	69
2.	Eligibility to Apply for Loans	69
3.	Basis for Approval or Denial of Loans	69
4.	Types, Amounts, and Provisions of Loans	69
5.	Interest Rate	73
6.	Security and Loan Subaccounts	73
7.	Loan Repayments	73
8.	Default	73
9.	Suspension of Loan Payments	74
10.	Suspension of Loan Payments for Coronavirus	75
ARTICLE XXII – SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE TOSCO CORPORATION CAPITAL ACCUMULATION PLAN		76
1.	Special Provisions Control	76
2.	CILP Contributions	76
3.	Investment Directions	76
4.	Vesting and Restoration of Forfeitures	76
5.	Transfer from Coverage Under the Plan	77
6.	Distributions and Loans	77
7.	Definitions	77

ARTICLE XXIII – SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN OF CONOCOPHILLIPS COMPANY		79
1.	Special Provisions Control	79
2.	Distributions and Loans	79
ARTICLE XXIV – SPECIAL PROVISIONS FOR FORMER PARTICPANTS IN THE DCP SERVICES, LLC 401(K) AND RETIREMENT PLAN		80
1.	Special Provisions Control	80
2.	Vesting of DCP Profit Sharing Contributions	80

Phillips 66 Savings Plan

PREAMBLE

THE PURPOSES OF THIS PLAN ARE TO ENCOURAGE AND SUPPORT EMPLOYEE SAVINGS BY OFFERING A SYSTEMATIC SAVINGS AND INVESTMENT PROGRAM WHICH ALLOWS EMPLOYEES THE FLEXIBILITY TO ATTAIN INTERMEDIATE FINANCIAL GOALS AND/OR LONG RANGE FINANCIAL SECURITY AND TO ENCOURAGE AND DEVELOP EMPLOYEE INTEREST AND INVOLVEMENT IN SAVING FOR RETIREMENT.

The Phillips 66 Savings Plan (“2012 Plan”) was created by spinning off assets and liabilities from the ConocoPhillips Savings Plan (“COP Plan”) when Phillips 66 was spun off from ConocoPhillips effective May 1, 2012. The 2012 Plan preserved the benefits accrued under the COP Plan and continued those benefits in substantially the same form for those employees transferred from ConocoPhillips to Phillips 66 effective May 1, 2012. Accordingly, the provisions of the COP Plan were substantially replicated in the 2012 Plan through December 31, 2012, and the 2012 Plan was amended and restated, effective January 1, 2013 (“2013 Plan”). The 2013 Plan was amended and restated, effective January 1, 2014 (“2014 Plan”). The 2019 Plan was amended and restated effective January 1, 2019. The 2024 Plan is hereby amended and restated, effective January 1, 2024, except as otherwise provided herein.

ARTICLE I - DEFINITIONS

1.	After-Tax Account shall mean the portion of a Participant’s account that includes the Participant’s interest in the Trust Fund attributable to the Participant’s After-Tax Deposits to the Plan.

2.	After-Tax Deposits shall mean Deposits made to the Plan in accordance with Code Section 401(m), including all After-Tax Deposits resulting from the Employee exceeding the Code Section 402(g) limit.

3.

Annual Addition shall mean the sum of all Contributions, Deposits, forfeitures and other amounts described in Code Sections 415(1)(1) and 419A(d)(2) allocated to a Participant’s account for the Plan Year.

4.	Before-Tax Account shall mean the portion of a Participant’s account that includes the Participant’s interest in the Trust Fund attributable to the Participant’s Before-Tax Deposits to the Plan.

5.	Before-Tax Deposits shall mean Deposits made to the Plan by the Company for the Participant, by payroll reduction, pursuant to an elective deferral under a CODA.

6.

Beneficiary shall mean a natural person, or other legal entity, designated to receive any benefit under the Plan in the event of a Participant’s, alternate payee’s or Beneficiary’s death pursuant to Article XII.

7.	Benefits Committee shall mean the committee responsible for the administration of the Plan, as more fully described in Article XIX.

8.	Borrower shall mean any person who has a loan.

9.	Catch-up Deposits shall mean the Deposits to the Plan described in Section 3 of Article III.

10.	CODA shall mean a cash or deferred arrangement under Code Section 401(k).

11.	Code shall mean the Internal Revenue Code of 1986, as amended from time to time, including the amendments made by Title II of ERISA.

12.	Company shall mean Phillips 66 Company and any entity that is a member of the Employer, has adopted this Plan and joined in the Trust Agreements as provided in Article XVII.

13.	Company Stock shall mean Shares of common stock, $0.01 par value, issued by Phillips 66, which shall constitute “employer securities” as defined under Code Sections 409(l) and 4975(e)(8).

14.	Company Stock Fund shall mean an Investment Fund that contains all Shares of Company Stock held by the Trust Fund other than those held in the Leveraged Stock Fund.

15.	ConocoPhillips Stock shall mean shares of ConocoPhillips stock.

16.	ConocoPhillips Stock Fund shall mean a frozen Investment Fund that contains ConocoPhillips Stock held by the Trust Fund.

17.

ConocoPhillips Leveraged Stock Fund shall mean a frozen Investment Fund consisting of allocated ConocoPhillips financed shares and other ConocoPhillips Shares acquired by the Plan as Company Contributions and earnings before August 5, 1989.

18.

Contribution shall mean cash paid by a Company into the Trust Fund, except that “Contribution” shall not include Before-Tax Deposits or Roth 401(k) Deposits paid by a Company. Contributions shall also mean Shares of Phillips 66 Stock and ConocoPhillips Stock previously paid by the Company into the Trust Fund.

19.	Conoco Thrift Plan shall mean the Thrift Plan for Employees of Conoco Inc.

20.	Deposit shall mean Before-Tax Deposits, Roth 401(k) Deposits or After-Tax Deposits paid by or for an Employee into the Trust Fund other than loan repayments.

21.

Employee shall mean a person reflected as active on a Company’s direct U.S. dollar payroll system; provided, however, such term shall not include (i) any leased employee within the meaning of Code Section 414(n), (ii) a member of a recognized or certified collective bargaining unit, unless coverage under the Plan is included under the collective bargaining agreement, or (iii) any person not on a direct U.S. dollar payroll, who is providing services whether or not determined at any time to be an independent contractor or common law employee. For purposes of this Section, “leased employee” shall mean any person who is not an employee of the Employer but who provides services to the Employer where (1) the services are provided under an agreement between the Employer and a leasing organization, (2) the person has performed such services for the Employer on a substantially full-time basis for a period of at least one year, and (3) the services are performed under the primary direction or control of the recipient.

22.

Employer shall mean a Company or any other entity which is a member of the controlled group, as defined in Code Section 414(b), (c) or (o) of which Phillips 66 Company is a member, except that for purposes of Section 3 of Article IV, the term “controlled group” shall have the meaning set forth in Code Section 415(h).

23.	Employment Date shall mean the date on which an Employee completes one Hour of Service.

24.	ERISA shall mean Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time, with which this Plan is intended to comply.

25.

ESOP shall mean the portion of the Plan that is described in Section 5 of Article VI. The ESOP shall constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and shall constitute a stock bonus plan under Code Section 401(a).

26.	Financed Shares shall mean Shares of Company Stock acquired by the Trustees for the Trust Fund with the proceeds of an ESOP loan.

27.

Highly Compensated Employee shall mean an employee of the Employer who (1) at any time during the current Plan Year or the Plan Year immediately preceding the current Plan Year was a five percent owner of the Employer, or (2) in the Plan Year immediately preceding the current Plan Year received more than $155,000 in compensation (adjusted pursuant to Code Section 415(d)) and, (3) was in the top 20% of all employees ranked on the basis of compensation.

28.

Hour(s) of Service shall mean each hour for which an Employee is compensated or entitled to compensation for the performance of duties and includes each such hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company. An hour of service also includes each hour for which an Employee is compensated or entitled to compensation on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Company approved leave of absence as well as hours of time required to be taken into account by reason of Code Sections 414(b) and 414(c). Hours shall be credited to the computation period during which the duties are performed or to which the payment relates and, in the case of a period where no duties are performed, shall be credited on the basis of the number of regularly scheduled working hours during the period. All hours shall be calculated and credited in conformance with Sections 2530.200B-2(b) and (c) of Department of Labor regulations which are incorporated herein by reference.

29.	Investment Committee shall mean the committee responsible for overseeing all matters related to the investment of Plan assets, as more fully described in Article XIX.

30.	Investment Fund shall mean any one of the funds comprising the Trust Fund, as set forth in Section 2 of Article VI.

31.	Leveraged Stock Fund shall mean a frozen Investment Fund consisting of allocated Financed Shares and other Shares acquired by the Plan as Company Contributions and earnings before August 5, 1989.

32.	One-Year Break-in-Service shall mean any 12 consecutive month period commencing upon an:

A.	Employment Date, or anniversary thereof, or

B.	Reemployment Date, or anniversary thereof, during which an Employee does not complete 500 Hours of Service.

An Employee who is absent from work for reasons of the individual’s pregnancy, birth or adoption of a child, or for purposes of caring for the child immediately following its birth or adoption, will be deemed to have completed up to a maximum of 501 Hours of Service during the period of 12 consecutive months commencing on the individual’s most recent Employment Date, Reemployment Date, or anniversary thereof (whichever is applicable), commencing on the first date of such absence, unless such Employee has already earned more than 500 Hours of Service during such period of employment, then such Employee shall receive credit for up to a maximum of 501 Hours of Service in the subsequent 12consecutive-month period for the purpose of preventing a One-Year Break-in-Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

33.

Participant shall mean any person who has an interest in the Trust Fund as a result of one or more of his Deposits or as a result of the transfer of funds from another plan to this Plan; provided, however, such term shall not include a Beneficiary or a person who has become entitled to an interest in the Plan as the result of the determination that a domestic relations order is qualified under ERISA and the Code.

34.

Participant Transaction Price shall mean the price per Share of Company Stock and ConocoPhillips Stock for Participant stock transactions as adjusted by the Trustees under its established procedures for recognition of trading impact that applies to transactions into or out of the Company Stock Fund, ConocoPhillips Stock Fund Leveraged Stock Fund and ConocoPhillips Leveraged Stock Fund as described in Section 3 of Article VIII.

35.

Pay shall mean the sum of the following items paid or deemed under the Company’s payroll system to be paid for each pay period prior to the date the Employee’s termination status with the Employer is reflected on the Company payroll system:

A.

Wages or salary attributable to the regularly scheduled workweek of the Employee, including regularly scheduled overtime; provided, further, that with respect to months in which wages were received on an hourly basis for an employee classified as an Intermittent Employee on the Company’s records, “Pay” for such Employee shall be the sum of the wages received by such Employee for each month; provided however, that any single-sum cash payment in lieu of an increase in the regular earnings of an Employee shall not be included unless expressly included under the other terms of the Plan;

B.	Unscheduled or temporarily scheduled overtime;

C.

Shift differentials; premium pay for holidays actually worked; call-out pay; holiday pay; vacation pay (i.e., pay for vacation paid while an active employee of the Employer, not “termination vacation pay” as used in the Employer’s pay practices); and payments for unavoidable absences, including but not limited to sickness or injury, special duty, special assignment, shore allowance or shore relief (all as defined in the Company’s standard policies and/or payroll procedures);

D.	Payments made for temporary upgrades in job classification which are applicable to work assignments within the facility in which the Employee is employed;

E.

Back pay, irrespective of mitigation of damages, which has been either awarded or agreed to by the Employer, to the extent that the award or agreement specifies that back benefits are also to be granted; provided however, that back pay awards shall be treated as Pay in the periods to which such awards relate; and

F.

Remuneration described in the above Paragraphs of this Section, which is received by an Employee under a direct U.S. dollar payroll of a member of the Employer that is not a Company, shall be deemed to be Pay.

G.

Amounts both awarded and paid within the same calendar year under the Variable Cash Incentive Program of Phillips 66 (“VCIP”), and eligible amounts under the Commercial Bonus Program that would have been payable under the VCIP prior to January 1, 2019.

H.

Amounts both awarded and paid in 2024 under the DCP Midstream, LP Short-Term Incentive Plan for service relating to January 1, 2023 through April 2, 2023; and amounts both awarded and paid in 2024 under the DCP Midstream Trading Bonus Plan equal to what would have been payable under the Variable Cash Incentive Program of Phillips 66 (“VCIP”) if the Employee had been eligible to participate in the VCIP for service relating to January 1, 2023 through April 2, 2023.

Notwithstanding the foregoing, “Pay” shall not include any amount which is received as remuneration pursuant to an Employer’s standard procedures for compensating nonbargaining unit employees who work extended schedules and/or “out of classification” jobs during strikes. “Pay” shall include and shall be adjusted by any amount that is paid, reported, or used as an offset under Company policies and payroll procedures for Worker’s Compensation and state disability programs, but not for Military Pay.

“Pay” for a Year shall be limited to not more than $345,000 as adjusted by Code Section 401(a)(17)(B). “Pay” shall be determined without regard to elective wage or salary reduction pursuant to Code Sections 401(k) or 125, or income exclusion pursuant to Code Section 132(f).

36.	Phillips 66 Stock shall mean shares of Phillips 66 stock.

37.	Plan shall mean the Phillips 66 Savings Plan, as amended and restated effective January 1, 2024, unless otherwise indicated.

38.	Plan Month shall mean a calendar month.

39.	Plan Sponsor shall mean Phillips 66 Company.

40.	Plan Year shall mean a calendar year.

41.	Reemployment Date shall mean the date following five One-Year Breaks-in-Service on which a previously employed person is reemployed and completes an Hour of Service.

42.	Roth 401(k) Account shall mean the portion of a Participant’s account that includes the Participant’s interest in the Trust Fund attributable to the Participant’s Roth 401(k) Deposits in the Plan.

43.

Roth 401(k) Deposits shall mean Deposits made to the Plan by the Participant as Roth elective deferrals that are made in lieu of Before-Tax Deposits and that are includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made the elective deferral.

44.	Share shall mean a separately denominated portion of ownership in any Investment Fund in the Trust.

45.	Subsidiary shall mean any corporation that is a member of the Employer excluding Phillips 66.

46.	Termination (or Terminated) From Employment shall mean termination of employment from the Employer.

47.	Thrift shall mean the portion of the Plan under which the Company makes nondiscretionary Contributions in accordance with Section 1.A(1) of Article IV.

48.	Total Disability, Totally Disabled or Totally Disabled Participant shall mean the condition of a Participant who is:

A.

certified, on a form and in the manner prescribed by the Plan Benefits Administrator, (by a physician who is licensed as a Medical Doctor (M.D.) or a Doctor of Osteopathy (D.O.)), to be totally and permanently disabled by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, to the extent that he is unable to engage in any substantial gainful activity of the type he was engaged in prior to the disability; or

B.	determined by the Social Security Administration to be totally and permanently disabled. The participant must provide written proof of this determination.

49.	Trust Agreements shall mean the trust agreements provided for in Section 1 of Article VI, and “Trustees” shall mean the trustees thereunder.

50.	Trust Fund shall mean all Investment Funds held by the Trustees including those into which Deposits or Contributions shall be paid pursuant to the Plan.

51.	Valuation Date shall generally mean each day the New York Stock Exchange is open for business.

ARTICLE II - ELIGIBILITY

1.	General.

Except as otherwise expressly prohibited by this Plan, an Employee shall be eligible to make Deposits to the Plan in any period in which he is an Employee.

2.	Normal Retirement Age.

An Employee’s right to make Deposits to the Plan shall continue if such Employee continues to work past normal retirement age of 65.

ARTICLE III - PARTICIPATION AND EMPLOYEE DEPOSITS

1.	Participation and Enrollment.

A.	Voluntary Participation. Participation in the Plan by Employees is voluntary.

B.

Payment of Deposits. Amounts representing Deposits shall be deducted from payrolls, or paid otherwise, in the manner prescribed by the Plan Benefits Administrator and shall be paid into the Trust Fund as soon as administratively practicable by the Company. These deductions will be considered Deposits when deducted from Pay. Separate accounts will be maintained for the Deposits of each Participant.

C.

Enrollment. Each eligible Employee may elect to begin, change or stop making Deposits to the Plan at any time in the manner prescribed by the Plan Benefits Administrator. Changes to the Deposit percentages will become effective as soon as administratively practicable following the successful election of the change. An election to participate or to change a Deposit percentage will not be effective until after expiration of any applicable period of suspension. A Deposit election by an Employee that may be adjusted by the Plan Benefits Administrator, shall remain in effect until changed by the Employee, or adjusted by the Plan Benefits Administrator.

D.

Automatic Enrollment / Automatic Increases. Notwithstanding any provision of the Plan to the contrary, except as provided in the following paragraph, an Employee who is eligible to make Deposits to the Plan and who is employed or reemployed by the Company on or after January 1, 2019 shall be automatically enrolled in the Plan to make Deposits as provided herein effective as soon as administratively practicable. An Employee who is automatically enrolled in the Plan pursuant to this subsection (and as more fully described in the last paragraph of this subsection D) shall be deemed to have elected to make Deposits to the Trust Fund (“Automatic Deposits”) in an amount equal to 8% of his Pay on a payroll period basis. In July of each Plan Year following the Plan Year during which an Employee’s Automatic Deposits commence, such Employee’s deferral percentage shall automatically increase by 1% of his Pay until such Employee’s deferral percentage is equal to 10% of his Pay on a payroll period basis, provided the Employee has not affirmatively elected to defer a different percentage or not to make Deposits to the Plan. If such Employee has not provided any investment direction pursuant to Section 1 of Article VII of the Plan with respect to his Automatic Deposits, such deposits (and any Thrift Contributions made thereon pursuant to Section 1.A(1) of Article IV) shall automatically be invested in the qualified default investment alternative as designated by the Investment Committee.

If an Employee described in the foregoing paragraph elects, in the form and manner prescribed by the Plan Benefits Administrator:

(a)	not to make any Deposits to the Plan;

(b)	to make Deposits in any alternative percentage permitted under this Section; or

(c)	to make Deposits as an alternative to the Deposits set forth in the last paragraph of this subsection D;

then no Automatic Deposits shall be made by such Employee or Deposits shall be made in accordance with the Employee’s alternative election(s). An Employee who elects not to make Automatic Deposits to the Plan may elect at any time thereafter to defer a percentage of his Pay as Before-Tax Deposits, Roth 401(k) Deposits and/or make After-Tax Deposits in accordance with Section 2 of Article III, provided he is eligible to participate in the Plan pursuant to Article II. Once an Employee’s Automatic Deposits commence, such deposits shall continue in effect until the Employee gives timely notice of his election to cease making the Deposits or to make Deposits at a different percentage of his Pay.

An Employee’s Automatic Deposits will be Before-Tax Deposits.

E.

Reductions by the Plan Benefits Administrator. If during any Plan Year, on the basis of the Before-Tax Deposit rates and/or Roth 401(k) Deposit rates elected by Participants for such Plan Year, the Plan Benefits Administrator determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 5.B(1) of Article III will be satisfied, the Plan Benefits Administrator may reduce the Before-Tax Deposits and/or Roth 401(k) Deposits of any Participant who is among the eligible Highly Compensated Employees to the extent the Plan Benefits Administrator determines is necessary to reduce the overall actual deferral percentage for such eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 5.B(1) of Article III. The Plan Benefits Administrator may, in its sole discretion, permit a Participant whose Before-Tax Deposits and/or Roth 401(k) Deposits are reduced under this Section to contribute a like amount to his After-Tax Account, subject to the limits provided in this Article III of the Plan for After-Tax Deposits. If the Plan Benefits Administrator subsequently determines, in its sole discretion, that a Participant’s Before-Tax Deposits and/or Roth 401(k) Deposits were reduced below the level necessary to satisfy either of the tests contained in (a) or (b) of Section 5.B(1) of Article III for the Plan Year, then such Participant may be eligible to increase his Before-Tax Deposits and/or Roth 401(k) Deposits for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section 5.B(1) of Article III.

2.	Maximum Deposit Rate.

Subject to Section 5 of this Article, a maximum Deposit percentage of up to 75 percent of Pay and a minimum of 0%, in whole percentages, may be elected by an Employee in any desired combination of Before-Tax Deposit, After-Tax Deposit and Roth 401(k) Deposit percentages.

3.	Employee Catch-Up Deposits.

Subject to the rules in this Section, and in accordance with Code Section 414(v), an Employee who has attained or will attain age 50 during the applicable Plan Year and who has reached the otherwise applicable Code or Plan limits, will be permitted to make Catchup Deposits to be deducted as Before-Tax Deposits, Roth 401(k) Deposits or a combination of both up to the applicable dollar limit for such Plan Year in the manner prescribed by the Plan Benefits Administrator.

4.	Limitation of Deposits.

A.

Code Section 402(g) Limitation. Notwithstanding anything contained in this Plan to the contrary, a Participant’s Before-Tax Deposits and Roth 401(k) Deposits and elective deferrals under this Plan and all other plans maintained by the Employer are limited to the amount allowed by Code Section 402(g) for the calendar year. An Employee’s Before-Tax Deposits and/or Roth 401(k) Deposits will automatically be converted to After-Tax Deposits when his total Before-Tax Deposits and Roth 401(k) Deposits in this Plan and all other CODAs of the Employer for the year exceeds the amount allowed by Code Section 402(g). Any excess Roth 401(k) Deposits and/or Before-Tax Deposits shall be reduced first by recharacterizing Before-Tax Deposits to After-Tax Deposits in the Plan, and then in all other plans of the Employer that are qualified under Code Section 401(k); and then by recharacterizing Roth 401(k) Deposits to After-Tax Deposits in the Plan, and then all other plans of the Employer that are qualified under Code Section 401(k). All recharacterizations shall be done by no later than 2 1⁄2 months after the close of the Plan Year. Any remaining excess Before-Tax Deposits and/or Roth 401(k) Deposits, together with applicable earnings, will be refunded to the Participant from this Plan. Before-Tax Deposits or Roth 401(k) Deposits will resume in the Plan at the beginning of the following year if not changed by the Employee before that time. The Before-Tax Deposits and/or Roth 401(k) Deposit and applicable earnings amounts will be reported separately on the Participant’s W-2 Form. To the extent administratively practicable, if a Participant has participated in a plan of another employer during the Plan Year, the Participant may request a distribution of Before-Tax Deposits or Roth 401(k) Deposits or a recharacterization of Before-Tax Deposits or Roth 401(k) Deposits to After-Tax Deposits of the amount exceeding such 402(g) limit in a manner prescribed by the Plan Benefits Administrator.

B.	401(k) Anti-Discrimination Test.

(1)

Before-Tax Deposits and Roth 401(k) Deposits made by Highly Compensated Employees during a Plan Year shall comply with limitations under Code Section 401(k) and regulations promulgated thereunder. For each Plan Year, the Employer shall maintain records sufficient to demonstrate satisfaction of one of the following tests:

(a)

The average annual Before-Tax Deposits and Roth 401(k) Deposit percentage for all eligible Highly Compensated Employees shall not exceed 125 percent of the average annual Before-Tax Deposits and Roth 401(k) Deposit percentage for all other eligible Employees for the current Plan Year; or

(b)	The average annual Before-Tax Deposits and Roth 401(k) Deposit percentage for all eligible Highly Compensated Employees shall not exceed 200 percent of the average annual Before-Tax Deposits and

Roth 401(k) Deposit percentage for all other eligible Employees for the current Plan Year and the excess of the average annual Before-Tax Deposits and Roth 401(k) Deposit percentage for all eligible Highly Compensated Employees over that of all other eligible Employees for the current Plan Year shall not be more than two percentage points.

(2)

The average annual Before-Tax Deposits and Roth 401(k) Deposit percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of each Participant’s Before-Tax Deposits and Roth 401(k) Deposits for such Plan Year to his Code Section 414(s) compensation for the portion of such Plan Year that he is an eligible Employee. Such averages shall be determined separately for Employees represented by collective bargaining units and for non-represented Employees.

(3)

To assure compliance with these limitations, any Before-Tax Deposits and Roth 401(k) Deposit percentage specified by a non-represented Employee who is a Highly Compensated Employee with a variable benefit base rate (as defined in the Company’s standard payroll procedures) greater than the amount specified in Code Section 414(q) (adjusted in the same manner as the $155,000 amount in Code Section 414(q) for the prior year), shall be subject to the Plan Benefits Administrator’s approval and adjustment; provided, however, the percentages for all non-represented Highly Compensated Employees shall be reduced where the limitation under Code Section 401(m) requires a reduction in the combined Before-Tax, Roth 401(k) Deposits and After-Tax rate to less than 1.25 percent for nonrepresented Highly Compensated Employees. Further, the percentages of all Highly Compensated Employees represented by collective bargaining units shall be subject to such adjustment. Such percentage may be so reduced by the Plan Benefits Administrator before it becomes effective, and may also be so reduced at any time by the Plan Benefit Administrator without prior notice, including the recharacterization of Before-Tax Deposits or Roth 401(k) Deposit percentages to After-Tax Deposit percentages prior to the close of the Plan Year in which the limitation was exceeded. To the extent of any such reduction of the portion of a Participant’s Deposit percentage allotted to his Before-Tax Deposits or Roth 401(k) Accounts, there shall be a corresponding increase in the portion of his Deposit percentage allotted to his After-Tax Account, which is subject to further adjustments as described in Paragraph C of this Section.

(4)

If the tests described in Subparagraph (1) of this Paragraph are exceeded at the end of any Plan Year, the amount of excess Before-Tax Deposits or Roth 401(k) Deposits for a Highly Compensated Employee will be determined in the following manner. First, determine how much the actual deferral ratio as defined in Code Section 401(k)(ADR) of the Highly Compensated Employee with the highest ADR would have to be reduced to satisfy the actual deferral percentage test as defined in Code Section 401(k)(ADP) or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ADP test would be satisfied. The amount of excess Before-Tax Deposits or Roth 401(k) Deposits is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s Pay. The Plan Benefits Administrator also may apply these tests during the Plan Year and reduce Before-Tax Deposits or Roth 401(k) Deposits before the end of the Plan Year in any equitable and nondiscriminatory manner.

The amount of excess Before-Tax Deposits or Roth 401(k) Deposits (with income allocable thereto) to be distributed will be determined using the “dollar leveling method” under Code Section 401(k)(8)(C) starting with the Highly Compensated Employee with the greatest dollar amount of Before-Tax Deposits or Roth 401(k) Deposits and other contributions treated as Before-Tax Deposits for the Plan Year until all excess Before-Tax Deposits or Roth 401(k) Deposits have been distributed. Any Contributions made with respect to Before-Tax Deposits or Roth 401(k) Deposits that are returned to a Participant under this Section will be used to reduce future Contributions and will not be allocated to the account of the Participant receiving the refund of the excess Before-Tax Deposits or Roth 401(k) Deposits.

(5)	The income allocable to the excess Before-Tax Deposits or Roth 401(k) Deposits is equal to the sum of the allocable gain or loss for the Plan Year.

(6)

In determining the limitations to Before-Tax Deposits or Roth 401(k) Deposit percentages, the Plan Benefits Administrator shall aggregate participation in the Plan with other Before-Tax Deposits or Roth 401(k) Deposits to plans of the Employer qualified under Code Section 401(k) to the extent either permitted and elected or required under the Code.

C.	401(m) Anti-Discrimination Test.

(1)

After-Tax Deposits and Contributions made by or on behalf of Highly Compensated Employees must comply with limitations under Code Section 401(m) and the regulations promulgated thereunder. For each Plan Year, the Employer shall maintain records sufficient to demonstrate satisfaction of one of the following tests:

(a)

The average annual After-Tax Deposit and Contribution percentage for all eligible Highly Compensated Employees who are not represented by a collective bargaining unit shall not exceed 125 percent of the average annual After-Tax Deposit and Contribution percentage for all other non-represented eligible Employees for the current Plan Year; or

(b)	The average annual After-Tax Deposit and Contribution percentage for all eligible Highly Compensated Employees who are not represented by a collective bargaining unit shall not exceed 200 percent of the average annual After-Tax Deposit and Contribution percentage for all other non-represented eligible Employees for the current Plan Year, and the excess of the average annual After-Tax Deposit and Contribution percentage for all such eligible Highly Compensated Employees over that of all such other eligible Employees for the current Plan Year shall not be more than two percentage points.

(2)

The average annual After-Tax Deposit and Contribution percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the sum of each Participant’s After-Tax Deposits (including any Before-Tax Deposits or Roth 401(k) Deposits which have been recharacterized as After-Tax Deposits) and Contributions for such Plan Year to his Code Section 414(s) compensation for the portion of such Plan Year that he is an eligible Employee.

(3)

To assure compliance with these limitations, any After-Tax Deposit percentage specified by a non-represented Employee, who is a Highly Compensated Employee with a variable benefit base rate (as defined in the Company’s standard payroll procedures) greater than the amount specified in Code Section 414(q) (adjusted in the same manner as the $155,000 amount in Code Section 414(q) for the prior year) shall be subject to the Plan Benefits Administrator’s approval and adjustment.

(4)

If the tests described in Subparagraph (1) of this Paragraph are exceeded at the end of any Plan Year, the Administrator will determine the excess After-Tax Deposits and Contributions in the following manner. First, determine how much the actual contribution ratio as defined in Code Section 401(m)(ACR) of the Highly compensated Employee with the highest ACR would have to be reduced to satisfy the actual contribution percentage test as defined in Code Section 401(m)(ACP) or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ACP text would be satisfied. The amount of excess After-Tax Deposits and Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s Pay. The Plan Benefits Administrator also may apply these tests during the Plan Year and reduce After-Tax Deposits and Contributions before the end of the Plan Year in any equitable and nondiscriminatory manner.

The distribution (or forfeiture, if applicable) of excess After-Tax Deposits and Contributions (with income allocable thereto) shall be made on the basis of the respective amounts attributable to each Highly Compensated Employee. The Highly Compensated Employees subject to actual distribution or forfeiture are determined using the “dollar leveling method” under Code Section 401(m)(6)(C) starting with the Highly Compensated Employee with the greatest dollar amount of After-Tax Deposits and Contributions for the Plan Year and continuing until the amount of the excess After-Tax Deposits and Contributions has been distributed. Any excess After-Tax Deposits and Contributions will be returned within 12 months after the end of the Plan Year for which it was made if the amount was vested or forfeited and applied to reduce future Contributions if it was not vested.

(5)	The income allocable to the excess After-Tax Deposits and to any forfeited Contributions is equal to the sum of the allocable gain or loss for the Plan Year.

(6)

In determining compliance with Code Section 401(m) the Deposits and Contributions made to other plans of the Employer shall be aggregated with this Plan to the extent either permitted and elected or required under the Code.

5.	Make-Up Deposits for Employees Returning from Military Service.

Notwithstanding any provision of this Plan to the contrary, Deposits, Contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

If on a military leave of absence the following options are available to continue Plan participation:

A.	While continuing to receive Pay an Employee may continue Deposits through payroll deduction.

B.

An Employee may suspend Deposits. Missed Deposits may be made up upon return to work through payroll deductions based on Pay within the time period prescribed in Code Section 414(u). Company Contributions will be applied to make-up Deposits.

ARTICLE IV - COMPANY CONTRIBUTIONS

1.	Contributions.

A.

Amount of Contributions. The Companies shall pay or cause to be paid to the Trustees, as a Thrift Contribution to the Plan, an amount equal to 100 percent of the first 8% of Deposits made by or for Participants to the Plan. Thrift Contributions shall be determined and made on a pay period basis at the same time that, or as soon as administratively feasible after, Deposits to the Plan for which Thrift Contributions relate are paid into the applicable Investment Fund. The Companies will not make “true-up” matching contributions.

B.

Allocation of Contributions Among Participants. Each Thrift Contribution made in accordance with Section 1.A(1) of this Article IV shall be allocated among the separate accounts of Participants with respect to whose Deposits such Thrift Contributions are made, as provided in Section 3.B. of Article VI.

C.

Designation as a Profit Sharing Plan and CODA. The Plan shall constitute a profit sharing plan under Code Section 401(a) with a CODA and with respect to assets held in the Company Stock Fund shall constitute a stock bonus plan under Code Section 401(a) and an employee stock ownership plan under Code Section 4975(e)(7).

D.

Application of Forfeited Contributions. Any Contributions to the Plan that are paid by a Company in excess of the amounts which should have been so paid pursuant to the Plan, together with any earnings thereon, shall be used to offset future Contributions, or used subject to Article XVI, for expenses of administration of the Plan.

2.	Designation as a Stock Bonus Plan and CODA and ESOP.

The Company Stock Fund and the Leveraged Stock Fund shall constitute a part of a stock bonus plan under Code Section 401(a) with a CODA and a part of an employee stock ownership plan under Code Section 4975(e)(7).

3.	415 Limitations.

A.

Notwithstanding anything contained in this Plan to the contrary, the Annual Addition of a Participant in this Plan for any calendar year when aggregated as required by Code Section 415(f), with annual additions under any other qualified defined contribution plan maintained, or deemed to be maintained, by the Employer in which such Participant may have participated during such calendar year (“aggregated annual additions”), shall not exceed the lesser of;

(1)	$69,000 (as adjusted by Code Section 415(d)); or

(2)

100 percent of such Participant’s compensation paid by the Employer for such year; provided, however, that the above limitation may be adjusted, as allowed by Code Section 415 and the regulations thereunder, with respect to a Participant who may also be participating or have participated in an employee stock ownership plan maintained by the Employer. A Participant’s “compensation” as used in this Section shall mean such Participant’s compensation for such calendar year as defined in Code Section 415(c)(3) and Treasury Regulation Section 1.415(c)-2(d)(4), plus amounts that would have been received and includable in gross income but for an election under Code Sections 125(a), 132(f)(4), or 402(e)(3).

B.

In the event it is subsequently determined that, as a result of a reasonable administrative error, a Participant has made Deposits or the Company has made Contributions relating thereto which are not permitted by reason of the limitations described in this Section, such Participant’s participation will be adjusted and Deposits shall be returned to him, to the extent necessary, and the Contributions attributable to all such returned Deposits shall be forfeited. In the event of any distribution of excess Deposits or forfeiture of Contributions under this Section, the amount distributed or forfeited shall include any earnings or losses attributable to the Plan Year in which the excess occurred.

C.	Compensation included for the calendar year in accordance with the timing rules under the provisions in Treasury Regulation Section 1.415(c)-2(e)(3), includes:

(1)

amounts paid after a Participant’s severance from employment for services during the Participant’s regular working hours or outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments if (a) such amount would have been paid to the Participant prior to his severance from employment if he had continued in employment with the Employer (that has adopted the Plan) and (b) such amount is paid by the later of 2 1⁄2 months after the Participant’s severance from employment with the Employer or the end of the calendar year that includes the date of such severance from employment;

(2)

amounts earned, but not paid, during a calendar year solely because of the timing of the pay periods, provided that such amounts are (a) paid during the first few weeks of the next calendar year, (b) included on a uniform and consistent basis with respect to all similarly situated Employees, and (c) not included in more than one calendar year; and

(3)

(a) amounts paid for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued, and/or (b) amounts received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if in either case the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income, provided that such amounts (i) are paid by the later of 2 1⁄2 months after severance from employment with the Employer or the end of the calendar year that includes the date of such severance from employment and (ii) would have been included in the definition of compensation if such amounts were paid prior to the Participant’s severance from employment with the Employer.

4.	Top Heavy Limitations.

A.	Definitions. For purposes of this Section the terms described below shall have the following meanings:

(1)

“Aggregate Account Balances” shall mean, as of the Determination Date, the sum of Participants’ account balances under the Plan, adjusted for any Company Contributions due as of the Determination Date, and increased by any in-service distributions with respect to a Participant made during the five-year period, or any post termination distributions with respect to a Participant made during the one year period ending on the Determination Date; provided, that if this Plan is one of a Required or Permissive Aggregation Group, it shall include account balances under all defined contribution plans in such Group and the present value of the cumulative accrued benefits under all defined benefit plans in such Group (determined under the provision of such plan(s)), but the term shall not include rollover contributions described in Code Section 416(g)(4)(A), or accrued benefits or accounts described in Code Section 416(g)(4)(B) or accrued benefits or accounts for a person who performed no service for the Employer during the one-year period ending on the Determination Date.

(2)	“Compensation” shall mean, for purposes of determining status as a Key Employee, the person’s compensation as defined in Code Section 414(q)(7).

(3)

“Determination Date”, for purposes of determining if a plan is Top-Heavy for a Plan Year, means the last day of the preceding Plan Year, except in the case of the first Plan Year it shall mean the last day of such first Plan Year.

(4)	“Key Employee” shall mean any employee (including a deceased employee) who, at any time during the Plan Year containing the Determination Date is:

(a)

An officer of the Employer having annual Compensation greater than $220,000 as adjusted pursuant to Code Section 416(i)(1)(A) for any such Plan Year (with a maximum of 50 officers taken into account or, if less, the greater of three or ten percent of the employees);

(b)	Any five percent owner of the Employer; or

(c)	Any one percent owner having annual Compensation from the Employer of more than $150,000.

(5)	“Non-Key Employee” means any employee who is not a Key Employee.

(6)

“Permissive Aggregation Group” shall mean all plans in the Required Aggregation Group and any other qualified plan(s) of the Employer elected to be treated as part of the Permissive Aggregation Group, but only if such group of plans in the aggregate would satisfy the requirements of Code Sections 401(a)(4) and 410.

(7)

“Required Aggregation Group” means, for purposes of determining if a plan of the Employer is Top-Heavy for a particular Plan Year, each qualified plan of the Employer in which a Key Employee is a Participant for the Plan Year containing the Determination Date and each other plan, if any, which, during that period, enables the aforementioned plan(s) to meet the requirements of Code Sections 401(a)(4) or 410.

(8)

“Top-Heavy” means, with respect to any Plan Year, the Plan, or each plan within the aggregation groups described above in (6) or (7) of this Paragraph, as applicable, which satisfies the Top-Heavy determination test described in Section 4.B. of this Article as of the Determination Date.

(9)

“Super Top-Heavy” means, with respect to a Plan Year, the Plan or each plan in the applicable aggregation group which satisfies the Super Top-Heavy determination test described in Section 4.C. of this Article as of the Determination Date.

B.	Top-Heavy Determination. The Plan shall be considered to be Top-Heavy for a Plan Year if, as of the Determination Date, either:

(1)	the Aggregate Account Balances of Key Employees exceed 60 percent of the Aggregate Account Balances for all employees, or

(2)

the Plan is part of a Required or Permissive Aggregation Group and the sum of Aggregate Account Balances of Key Employees under all plans in the group (including the present value of cumulative accrued benefits under applicable defined benefit plans) exceeds 60 percent of a similar sum for all employees.

Provided, however, that the Plan shall not be considered Top-Heavy if the Plan Administrator elects to treat the Plan as part of a Permissive Aggregation Group and such group is determined not to be a Top-Heavy group under the 60 percent test described above.

C.

Super Top-Heavy Determination. The Plan shall be considered to be Super TopHeavy for a Plan Year if the Plan would be considered Top-Heavy under the tests described in Section 4.B. of this Article if the applicable test were applied by substituting “90 percent” for “60 percent” each place it appears.

D.	Top-Heavy Requirements. For any Plan Year in which the Plan is Top-Heavy, then, notwithstanding any other provision of the Plan to the contrary, the following provisions will apply:

(1)

Each Non-Key Employee shall be entitled to benefits equal to at least three percent of the Compensation of each such Non-Key Employee, to the extent required by Code Section 416(c)(2)(B); provided, however, to the extent such defined contribution minimum benefit is provided first from any other Qualified Plan of the Employer, it shall not be provided under this Plan;

(2)	Compensation of each employee which is taken into account to determine benefits shall be limited to the amount in effect under Code Section 414(q)(7).

ARTICLE V - SUSPENSION

1.	Automatic Suspensions.

An Employee’s Deposits shall be suspended:

A.	To the extent necessitated by the provisions of Section 3 of Article IV, relating to the limitations imposed by Code Section 415.

B.	During the period a Participant is a member of an excluded unit or group as described in Section 4 of Article XVIII.

C.	During any period that an Employee does not receive Pay.

2.	No Make-Up of Deposits After Suspensions.

Deposits not made due to a suspension, except for Employees on Military Leave pursuant to Section 5 of Article III, shall not be made at a later date.

3.	Resumption of Deposits After Suspension.

At the expiration of a Participant’s suspension of Deposits, his Deposits to the Plan shall resume with the allocation to Investment Funds and percentage of his Pay designated in his last election made prior to the suspension of his Deposits, subject to adjustment by the Plan Benefits Administrator in the manner described in subsection 1.E of Article III.

ARTICLE VI - THE TRUST FUND AND THE TRUSTEES

1.	Trust Agreements.

The Plan Sponsor shall enter into Trust Agreements with corporate trustees selected by the Plan Sponsor. Such Trust Agreements shall provide for the administration of the Trust Fund by the Trustees, or by successor Trustees. A Subsidiary may become a party to the Trust Agreements as provided in Article XVII (relating to Subsidiaries). The Investment Committee may create subfunds or subaccounts in the Trust Fund for administrative purposes. The Trust Fund shall consist of a Thrift account and a frozen stock savings account for the purposes described in this Article. The Plan Sponsor may designate a separate Trustee for one or more Investment Funds.

2.	Investment Funds.

A.

The Trust Fund shall consist of the Company Stock Fund, the Leveraged Stock Fund, the ConocoPhillips Stock Fund, the ConocoPhillips Leveraged Stock Fund, and such other Investment Funds as may be selected by the Investment Committee, in its sole discretion, from time to time.

Such Investment Funds may include investments in group trusts or collective investment trusts or other pooled investment vehicles, which provide for the pooling of assets of plans described in Code Section 401(a) and exempt from tax under Code Section 501(a) or any comparable provisions of any future legislation that amends, supplements or supersedes those Sections, and the assets of certain governmental plans as provided in Code Section 401(a)(24), provided that such group trusts or other collective investment trusts or other pooled investment vehicles are exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service; and the provisions of the document or documents governing any such group trust or other collective investment trust or other pooled investment vehicle, as amended from time to time, shall govern any investment of assets of this Plan made therein and, to the extent of such investment, are hereby (and each of them itself hereby is) incorporated herein by reference and made a part of this Plan.

The Company Stock Fund and the Leveraged Stock fund shall be invested in Shares of Company Stock as determined by the Trustee holding the assets attributable to the frozen stock savings feature.

The ConocoPhillips Stock Fund and the ConocoPhillips Leveraged Stock Fund shall be invested in Shares of ConocoPhillips Stock.

B.	The Trust Fund shall also include, in addition to and segregated from any other Investment Fund, any amounts forfeited by Participants. Such forfeitures shall be used to offset future Contributions.

3.	Investment of Deposits and Contributions.

A.

Deposits. All Deposits made to the Plan shall be paid to the Trustees as soon as administratively practicable, and shall be invested by the Trustees directly in the Investment Fund(s) designated by the Participant. If an Employee does not have a current Investment Fund allocation in the Plan, his Deposits will be invested in a qualified default investment alternative as designated by the Plan Benefits Administrator.

B.

Thrift Contributions. All Thrift Contributions to be paid to the Trustees with respect to Deposits made to the Plan shall be paid as soon as administratively practicable after associated Deposits are deducted, and shall be invested by the Trustees proportionately in the Investment Funds designated by the Participant for his Deposits made under the Plan. If an Employee does not have a current Investment Fund allocation in the Plan, his Thrift Contributions will be invested in a qualified default investment alternative as designated by the Plan Benefits Administrator.

4.	Investment of Participant Loan Repayments.

Loan repayments shall be paid to the Trustees as soon as administratively practicable and shall be invested by the Trustees as provided in Section 7 of Article XXI.

5.	Employee Stock Ownership Plan (ESOP)

A.

The Leveraged Stock Fund shall constitute part of the ESOP and shall consist primarily of Company Stock purchased by the Trustees holding the assets attributable to the frozen stock savings feature in accordance with this Paragraph and allocated to eligible Participants in accordance with Section 2 of Article IV.

(1)

From time to time the Investment Committee may direct the Trustees holding the assets attributable to the ESOP to incur loans for the ESOP portion of the Plan. Any such ESOP loan shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default to the extent permitted by Code Section 4975(d)(3) and Section 408(b)(3) of ERISA and any regulations promulgated thereunder. An ESOP loan shall be without recourse against the Plan and Trust Fund. Repayment of any ESOP loan may be secured by a collateral pledge or other encumbrance of Financed Shares, provided that any such pledge or other encumbrance does not violate ERISA, the Code, regulations promulgated by the Federal Reserve Board or any other applicable law or regulation. No other assets of the Trust Fund may be pledged or otherwise encumbered as collateral for an ESOP loan. Any pledge or other encumbrance of Financed Shares must provide for the release of Financed Shares so pledged or encumbered in accordance with this Section. Except as provided by Section 6 of Article XI or as otherwise required by applicable law, no security acquired with the proceeds of an ESOP loan may be subject to a put, call, or other option, or to a buy-sell or other arrangement while held by or when distributed by the Plan.

Each ESOP loan shall be for a definite period of time. Any collateral given for such loan shall be limited to “qualifying employer securities” as defined in Code Section 409(1) purchased with the proceeds of such loan or a prior exempt loan. Any assets transferred in satisfaction of such ESOP loan shall not exceed the amount of default, and in the case of transfer to a disqualified person as defined in Code Section 4975(e)(2), any assets transferred to satisfy default shall not exceed the payment schedule of such loan. Each ESOP loan shall be primarily for the benefit of Participants and Beneficiaries.

(2)	No person entitled to payment under an ESOP loan shall have any right to assets of the Plan or Trust Fund other than:

(a)	Financed Shares given as collateral for the loan and remaining subject to pledge or other encumbrance;

(b)	Contributions (other than employer securities) that are made to the Plan to meet its obligations under the loan;

(c)	Earnings attributable to such collateral and the investment of such Contributions; and

(d)	Other assets permitted to be used for such purpose under ERISA and the Code.

(3)

As directed by the Investment Committee, the Trustees holding the assets attributable to the ESOP portion of the Plan shall, within a reasonable time after receipt of the proceeds of an ESOP loan, apply the loan proceeds to acquire Company Stock from either shareholders or Phillips 66, or to repay an ESOP loan.

(4)

The Trustees holding the assets attributable to the ESOP shall maintain Financed Shares purchased with a loan in a suspense account, which shall be deemed an asset of the Plan and shall constitute part of the ESOP.

B.	The ESOP shall also include Shares in the Company Stock Fund.

6.	Income on Fund Assets.

Interest, dividends and other income on the assets of each Investment Fund (except dividends on Company Stock to the extent such dividends are paid out as a Dividend Pass Through, and dividends on the Leveraged Stock Fund, the ConocoPhillips Stock, and the ConocoPhillips Leveraged Stock Fund) shall be paid into such Investment Fund and invested in the manner prescribed for such Investment Fund by the provisions of this Plan and the Trust Agreements. Pending such investment the Trustees may invest such interest, dividends and other income in the Vanguard Prime Money Market Fund, managed by the Vanguard Group, Inc. Dividends on the Leveraged Stock Fund will be reinvested in the Company Stock Fund. Dividends on the ConocoPhillips Stock and ConocoPhillips Leveraged Stock will be reinvested in the same manner as the Participant’s other current investment allocations. If no investment allocation exists, dividends on the ConocoPhillips Stock, and the ConocoPhillips Leveraged Stock will be reinvested in a qualified default investment alternative as designated by the Plan Benefits Administrator.

7.	Trust Fund for the Benefit of Participants.

The Trustees shall hold the Trust Fund and the corpus or income may not be diverted to or used for other than the exclusive benefit of the Participants or Beneficiaries subject to the provisions of the Plan.

8.	Purchase or Sale of Company Stock.

When the Trustees are authorized to purchase or sell Company Stock, the Trustees may do so on the open market or elsewhere as it may deem appropriate, including purchases from or sales to Phillips 66 or any of its affiliates or subsidiaries. Subject to Section 3 of Article VIII, if such Shares are purchased or sold other than on the open market, the purchase price must be no more than the highest quotation and the sale price no less than the lowest quotation for such securities on the New York Stock Exchange for the date of such purchase or sale, adjusted for brokerage fees, commissions, and other handling charges.

9.	Sale of Securities.

The Trustees may exercise or sell any options, rights or warrants that entitle the Trustees to subscribe to or purchase securities. If any sales are made other than on a national securities exchange, the price shall be no less than the closing quotation for such options, rights or warrants on the New York Stock Exchange on the date of such sale, adjusted for brokerage fees, commissions and other handling charges.

10.	Form of Securities.

Subject to regulations of state and federal governments, the Trustees may hold all stocks, bonds and other securities in the Trust Fund in such name or names or in such form as it may deem appropriate.

11.	Trustees’ Powers.

The Trustees may administer the powers conferred upon it under the provisions of the Plan and related Trust Agreements and documents according to its own discretion unless and until the Investment Committee directs otherwise.

12.	ConocoPhillips Stock Fund, Leveraged Stock Fund and ConocoPhillips Leveraged Stock Fund.

No investments may be made into the ConocoPhillips Stock Fund, Leveraged Stock Fund and ConocoPhillips Leveraged Stock Fund in the form of future Deposits, Contributions, dividends, income or fund transfers. The Trustees will value any such Shares sold using the Participant Transaction Price pursuant to Section 3 of Article VIII. All other Shares will be valued as provided in Section 2 of Article VIII.

ARTICLE VII - INVESTMENT DIRECTIONS

1.	Investment Allocation Directions.

A.

Each Participant making Deposits to the Plan shall, in the manner prescribed by the Plan Benefits Administrator, direct the total of his Deposits and the associated Contributions to be paid entirely into any one of the open Investment Funds, or in more than one Investment Fund in increments of one percent.

B.	A Participant’s direction designating Investment Funds for his Deposits shall apply in the same manner as to Before-Tax Deposits, Roth 401(k) Deposits and After-Tax Deposits.

C.

Allocation of a Participant’s future Deposits and associated Contributions to be paid into any Investment Fund may be changed at any time in the manner prescribed by the Plan Benefits Administrator. Changes will become effective as soon as administratively practicable following the successful election of the change.

D.

All Deposits shall be paid to the Trustees as soon as administratively practicable, and shall be invested by the Trustees directly in the Participant’s designated Investment Fund(s). If an Employee does not have a current Investment Fund allocation in the Plan, his Deposits will be invested in a qualified default investment alternative as designated by the Plan Benefits Administrator.

2.	Exchange Rules.

A Participant or Beneficiary may, subject to restrictions on exchanges as determined by the Plan Benefits Administrator, make unlimited exchanges (transfers) of any dollar amount, whole percentages or Shares of his account in an Investment Fund to or from any Investment Fund, provided however, to the extent any restriction on exchanges determined by the Plan Benefits Administrator is subject to the requirements of Code Section 401(a)(35), such restriction may only limit the time for divestment and reinvestment to periodic opportunities occurring no less frequently than quarterly.

3.	Additional Exchange Rules.

The value of any interest attributable to Company Stock and ConocoPhillips Stock exchanges pursuant to Section 2 of this Article shall be determined at the Participant Transaction Price determined by the Trustees as of the Valuation Date on which the exchange is processed. Exchange requests received by Vanguard before 1 p.m. Central time for Company Stock and ConocoPhillips Stock and 3 p.m. Central time for other investments on any Valuation Date will be made as of that Valuation Date. These deadlines will be adjusted accordingly to reflect market closings. Exchange requests received after this time will be processed as of the next following Valuation Date. More than one exchange may be made out of the same Fund on any given Valuation Date. However, monies cannot be exchanged back into the same Investment Fund on the same Valuation Date they were exchanged out.

4.	Redemption Fees.

Exchanges from certain funds may be subject to redemption fees if designated holding periods requirements are not satisfied. The redemption fee holding period begins on the date an exchange is made into that fund.

ARTICLE VIII - THE SHARE SYSTEM AND VALUATION OF THE TRUST FUND

1.	Shares and Share Values.

A.	The interest of each Participant and Beneficiary in each Investment Fund shall be represented by Shares allocated to him.

B.

Subject to Section 3 of this Article, each Investment Fund’s Share price, called its net asset value (NAV) is calculated each Valuation Date after the close of regular trading on the New York Stock Exchange, generally 4 p.m., Eastern time.

C.

On each date that Deposits, dividends receivable or Contributions are paid or credited into an Investment Fund, the Share value immediately prior to such additions shall be determined as provided in Sections 2 and 3 of this Article. Each Participant or Beneficiary shall then be credited with additional Shares in each applicable Investment Fund representing any additional Deposits, dividends credited to such Investment Fund, earnings on assets in such Investment Fund, and any Contributions made to his account.

D.

The number of such Shares so credited shall be calculated by dividing the Share value into the sum of the additional Deposits, dividends credited to such Investment Fund, or Contributions paid into such Investment Fund on behalf of such Participant or Beneficiary, and the total number of Shares outstanding with respect to such Investment Fund shall be increased accordingly.

E.

The Shares in the Investment Funds shall be kept in accounts that shall separate Shares attributable to each Participant’s Deposits and Contributions to the Thrift, and Deposits and Contributions to the stock savings feature, which was frozen effective December 31, 2012.

F.	The Trustees may re-establish the value of Shares from time to time and shall adjust the number of Shares in each account accordingly such that the value of the account will not be affected.

2.	Computation of Share Values for Determination of Participant Account at the End of Each Valuation Date.

A.

Mutual Funds. Except for the Company Stock Fund, Leveraged Stock Fund, ConocoPhillips Stock Fund, and ConocoPhillips Leveraged Stock Fund, the value of a Share as of a Valuation Date for each Investment Fund that is invested in a mutual fund shall be the NAV of such mutual fund for that Valuation Date.

B.

Separately Managed Funds. The unit value of units of participation purchased in separately managed funds shall be based on the accrued value, which shall include principal value plus accrued interest, of all investment vehicles within the fund divided by the total outstanding units within the fund for that Valuation Date. The unit value of units of participation shall include all costs and charges used to establish the unit value of the units of participation. The cost to a Participant’s Account of units of participation purchased pursuant to the separately managed funds and the proceeds credited to the Participant’s Account upon the sale of units of participation in the separately managed funds shall be based on the unit value for that Valuation Date.

C.	Stock Funds. The Trustees shall value or obtain the value of each stock fund as of each Valuation Date.

The Shares within the Company Stock Fund, Leveraged Stock Fund, ConocoPhillips Stock Fund, and ConocoPhillips Leveraged Stock Fund shall be valued at the end of each Valuation Date as follows:

(1)

On the basis of the latest recorded trade price for such security on the New York Stock Exchange, or if there has been no such recorded trade price, then on the basis of the mean of the latest recorded bid and asked price on such Exchange on such Valuation Date. If there have been no such recorded trade or bid and asked price on such Valuation Date, then on the basis of the latest recorded trade price for such security on such Exchange on the next Valuation Date, or the mean of the latest bid and asked price on the next Valuation Date, or the mean of the latest bid and asked price for such security on such Exchange during such period, whichever is the later;

(2)

In such situation when there is no such recorded trade price or bid/ask price, regardless of the price used for valuation, the stock fund will be frozen to participant activity until stock trading resumes on the market; and

(3)

For the purposes of this Section, recorded trade price and bid/ask price shall be those appearing on the records of the New York Stock Exchange. The term “business day” shall mean a day when the New York Stock Exchange and the Trustees are open for business.

3.	Computation of Share Values for Company Stock or ConocoPhillips Stock Transactions.

A.

When making Company Stock or ConocoPhillips Stock transactions, the Trustees shall offset Contributions, investment exchanges in and out of the applicable fund, and distributions on a daily basis. Transactions will be made among Participants of the applicable fund before executing any stock trades in the market in order to minimize the number of Shares that must be sold or purchased. Any Shares purchased or sold for that day are then valued using the Participant Transaction Price. The Participant Transaction Price shall be calculated using the following two components on the Valuation Date of the transaction.

Component A: The weighted average price of the actual Shares of Company Stock or ConocoPhillips Stock traded for the Plan on that Valuation Date including commissions paid, which increases the cash amount paid on purchases and reduces proceeds received on sales.

Component B: The trading impact of the purchase or sale of additional Shares of Company Stock or ConocoPhillips Stock for the Plan to complete the prior day’s activity. This adjustment will not exceed $.125 per Share on any Valuation Date, and any impact greater than $.125 per Share will be carried forward to subsequent Valuation Dates.

Therefore, by way of example, if the weighted average price of Component A is $51.00 and the maximum trading impact adjustment of Component B is $.125, the Participant Transaction Price for the current Valuation Date would be $51.125.

The daily Participant Transaction Price for the Leveraged Stock Fund and the Company Stock Fund may not be equal due to separate trading within each fund. In addition, the daily Participant Transaction Price for the ConocoPhillips Stock Fund and the ConocoPhillips Leveraged Stock Fund may not be equal due to separate trading within each fund.

B.

Participants and Beneficiaries whose accounts have no activity for the Valuation Date or who are making a withdrawal of Shares of Company Stock or ConocoPhillipsStock, will have their Shares of Company Stock or ConocoPhillips Stock valued at the closing price for Company Stock or ConocoPhillips Stock valued at the closing price for Company Stock or ConocoPhillips Stock for that Valuation Date on the New York Stock Exchange.

4.	Shares Are Without Priority or Preference.

Each Share of each Investment Fund shall represent a proportionate equal beneficial interest, and none shall have priority or preference over any other Share of the same Investment Fund. No payments to or distributions from any Investment Fund shall be permitted except as of a Valuation Date and on the basis of the Share Value determined as prescribed in Sections 2 and 3 of this Article.

ARTICLE IX - VESTING OF PARTICIPANT’S INTERESTS

Each Participant’s interest in the Trust Fund shall be vested at all times in him, or when appropriate, in his Beneficiary, subject to the lost Participant and Beneficiary provisions in Section 5 of Article XI.

ARTICLE X - WITHDRAWALS

1.	Before-Tax Deposits and Roth 401(k) Withdrawals.

Withdrawals from a Participant’s Before-Tax Deposits or Roth 401(k) Account shall be subject to the provisions of this Section.

A.	A Participant may, at any time, make a withdrawal of all or a part of his Before-Tax Deposits or Roth 401(k) Account upon the occurrence of any of the following events:

(1)	His attainment of age 59 1⁄2;

(2)	His death;

(3)	The determination that he is Totally Disabled;

(4)	His Termination from Employment; or

(5)

The date of the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan) provided however, this termination event shall be treated as an event permitting a withdrawal only when the withdrawal consists of the Participant’s entire interest in the Plan.

B.

Notwithstanding any other provisions of Section 1 of this Article governing and restricting withdrawals by a Participant of the Participant’s interest in the Trust Fund, a Participant may make a withdrawal from his Before-Tax Deposits or Roth 401 (k) Account and After-Tax Account in the event of the Participant’s hardship. A withdrawal under this Paragraph will be on account of hardship if the withdrawal is necessary in light of the immediate and heavy financial need of the Participant. A hardship withdrawal under this Paragraph will be made only in the form of cash.

(1)	A withdrawal will be deemed to be necessary to satisfythe immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(a)

The amount withdrawn shall not exceed the amounts held in the Participant’s Before-Tax Account and Roth 401(k) Account, including earnings thereon, and any amounts that constitute qualified non-elective contributions and qualified matching contributions;

(b)

The withdrawal for hardship shall not exceed the amount necessary to meet the Participant’s immediate and heavy financial need, including an amount necessary to pay any federal, state or local income taxes or penalties anticipated to result from the distribution; and

(c)

The amount necessary to meet the immediate and heavy financial need is not available from distributions currently available under all other deferred compensation plans maintained by the Employer, including this Plan.

(2)	A withdrawal will be deemed to be made on account of the immediate and heavy financial need of the Participant if the withdrawal is for:

(a)	Costs directly related to the purchase (excluding mortgage payments) of the Participant’s principal residence;

(b)	Payments necessary to prevent the eviction of a Participant from his principal residence or to prevent the foreclosure on the mortgage of his principal residence;

(c)

Expenses for non-reimbursable medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjustable gross income) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant, or necessary for these persons to obtain such medical care. Expenses not previously incurred must be documented by: (i) the service provider’s written statement including the fees for the services to be performed; and (ii) a copy of the “predetermination of benefits” form showing the portion of such fee that would not be reimbursable as of the date of the form, from each health coverage of the Participant;

(d)	Payment of tuition and related educational fees for the next 12 months of post-secondary education for a Participant or the Participant’s dependent;

(e)	Payments for burial or funeral expenses for a Participant’s deceased parent, spouse, children or dependents;

(f)

Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income); or

(g)

Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”), provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in the area designated by FEMA for individual assistance with respect to the disaster.

Notwithstanding the foregoing, a withdrawal shall not be made on the basis of a hardship pursuant to this Section, under circumstances not constituting a hardship under Code Section 401(k) and regulations promulgated thereunder. A person shall be considered to be the Participant’s dependent if the Participant certifies that he or she reasonably expects to be entitled to claim that person as a dependent for federal personal income tax purposes for a tax year occurring in whole or in part during the Plan Year in which the certification of hardship is made.

2.	After-Tax and Rollover Withdrawals and QNECs.

A Participant or Beneficiary may, at any time, withdraw from the Trust Fund all or a part of his After-Tax Account or Rollover Accounts. Provided however, a withdrawal of Qualified Nonelective Contributions (QNECs) transferred to the Plan from the Tosco Corporation Capital Accumulation Plan (CAP) at the close of the Trustees’ business December 31, 2002, cannot be made until the occurrence of one of the events in Section 1.A of this Article.

3.	Contribution Withdrawals.

A Participant may withdraw all or a part of the portion of his account attributable to Contributions.

4.	Other Withdrawal Rules.

A.	The Plan Benefits Administrator must receive withdrawal directions within the time and manner and at such place as designated by the Plan Benefits Administrator.

B.

A Participant’s or Beneficiary’s withdrawal request shall specify as to whether the withdrawal is to be made from the After-Tax Account, Before-Tax Account, or Roth 401(k) Account, and the amount to be withdrawn, if any, from each account. The withdrawal request may also specify the Investment Fund(s) from which the withdrawal is to be made, and the amount to be withdrawn must be specified as either a fixed amount or maximum (100 percent) withdrawal from each Investment Fund from which a withdrawal is requested.

C.

A Participant or Beneficiary may withdraw from the Trust Fund any part or all of his interest attributable to his Before-Tax Account or Roth 401(k) (if permitted by Section 1 of this Article) or to his After-Tax Account. For the purpose of determining the amount of his interest attributable to his Before-Tax Deposits or After-Tax Accounts, the Plan Benefits Administrator shall account for such Deposits separately in each Investment Fund.

D.

For the purpose of any withdrawal under this Article, determinations of values shall be made as of the Valuation Date on which the withdrawal is processed. No interest or earnings will be paid between the Valuation Date on which the withdrawal is processed and the receipt of the proceeds by the Participant.

5.	Dividend Pass Through Election.

A person who has an account in the Plan may make an election to receive dividends paid by Phillips 66 to the Trust on the Company Stock attributable to the portion of his account in the Company Stock Fund and the Leveraged Stock Fund in accordance with procedures determined by the Plan Benefits Administrator. Any election or revocation of the election to receive dividends must be made not later than three business days prior to the dividend payment date to be effective for such dividend. Dividend pass through payments will be made as soon as administratively practicable following the dividend payment date.

6.	Roth In-Plan Conversions.

A.	Definitions.

(1)

Direct In-Plan Roth Rollover means a direct rollover from a participant’s account (other than Roth 401(k) Deposits, In-Plan Roth Rollover Contributions, In-Plan Roth Transfers or Roth Rollover Contributions) to an In-Plan Roth Rollover Contribution Account or In-Plan Roth Transfer Account established for the Participant.

(2)

Indirect Rollover means a rollover contribution received by the Plan from an individual who previously received a distribution from a plan rather than having such amount directly rolled over to this Plan from the distributing plan.

(3)

Indirect In-Plan Roth Rollover means an Indirect Rollover from an individual’s Plan account(s) (other than Roth 401(k) Deposits, In-Plan Roth Rollover Contributions, In-Plan Roth Transfers or Roth Rollover Contributions) to an In-Plan Roth Rollover Contribution Account established for the individual.

(4)

In-Plan Roth Rollover Contribution means a contribution made to the Plan in accordance with Section 402A(c)(4) of the Code by the Participant to the Participant’s In-Plan Roth Rollover Contribution Account consisting of a distribution from a Participant’s Plan account(s), other than a Participant’s Roth 401(k) Account.

(5)

In-Plan Roth Transfer means a contribution made to the Plan in accordance with Section 402A(c)(4)(E) of the Code by the Participant to the Participant’s In-Plan Roth Transfer Account, consisting of a transfer from a Participant’s Plan account(s), other than a Participant’s Roth 401(k) Account, In-Plan Roth Rollover Contribution Account or Roth Rollover Account.

(6)	In-Plan Roth Rollover Contribution Account means the sub-account established under the Plan to account for a Participant’s In-Plan Roth Rollover Contributions.

(7)

In-Plan Roth Transfer Account means the sub-account established under the Plan to account for a Participant’s In-Plan Roth Transfer. Roth Rollover Account means the sub-account established under the Plan to account for a Participant’s Roth Rollover Contributions.

(8)

Roth Rollover Contribution means a contribution made to the Plan from an Other Plan (as such term is defined in section 8.B of Article XIX of the Plan) in accordance with Section 402A(c)(3) of the Code by the Participant to the Participant’s Roth Rollover Account. Notwithstanding the foregoing, the Plan will not accept as a Rollover Contribution any amount that was subject to a Roth in plan conversion in an Other Plan.

B.	Effective Date.

A Participant may elect to roll over a distribution to an In-Plan Roth Rollover Contribution Account in accordance with the provisions of this Section 6 of Article X. A Participant may elect to convert all or part of his account (other than Roth 401(k) Deposits, In-Plan Roth Rollover Contributions, In-Plan Roth Transfers or Roth Rollover Account) and earnings thereon to an In-Plan Roth Transfer Account without regard to whether the Participant otherwise satisfies the requirements for distribution in this Article X. An In-Plan Roth Transfer Account will maintain the same distribution, withdrawal and vesting characteristics as the account from which it was transferred (After-Tax Account, Before-Tax Account, Contribution account, Rollover Account).

The Plan Benefits Administrator will maintain such records as are necessary for the proper reporting of In-Plan Roth Rollover Contributions and In-Plan Roth Transfers and will administer the In-Plan Roth Rollover Contribution Accounts and In-Plan Roth Transfer Accounts in accordance with the Code and the terms of the Plan.

C.	Rollover Contributions.

A Participant may elect to roll over a distribution to a Direct In-Plan Roth Rollover Contribution Account or an Indirect In-Plan Roth Rollover Contribution Account in accordance with this Section 6 of Article X if: (a) the Participant is eligible for a distribution in accordance with Section 1 of Article X of the Plan; and (b) the distribution is an eligible rollover distribution as defined in Section 3(A)(2) of Article XI of the Plan.

A Participant may elect to transfer amounts from his account (other than Roth 401(k) Deposits, In-Plan Roth Rollover Contributions, In-Plan Roth Transfers or Roth Rollover Contribution) to an In-Plan Roth Transfer Account for the benefit of the Participant. All such transfers shall comply with Section 402A(c)(4)(E) of the Code. Amounts not eligible for distribution are available for transfer to an In-Plan Roth Transfer Account. An In-Plan Roth Transfer Account will maintain the same distribution, withdrawal and vesting characteristics as the Rollover Account from which it was transferred.

The Plan will not accept as a rollover any amounts previously subject to Roth in-plan conversion in an Other Plan as a Roth Rollover Contribution to the Plan.

D.	Eligibility to Make Rollover Election.

For purposes of determining eligibility for In-Plan Roth Rollover Contributions and In-Plan Roth Transfers, the Plan will treat a Participant’s spousal Beneficiary, alternate payee or former spouse as a Participant. A non-spouse Beneficiary cannot make In-Plan Roth Rollover Contributions or In-Plan Roth Transfers.

7.	Coronavirus Distributions.

A Coronavirus-related distribution (“CRD”) of up to $100,000 total from all retirement accounts (including retirement plans and IRAs) is permitted to be made to a qualified individual, as defined in the last paragraph of subsection 4D(3) of Article XXI. The 10% federal penalty tax that generally applies to withdrawals by participants who are under age 59 1⁄2 is waived. Taxes owed as a result of a CRD will be spread over a three-year period, unless the Participant elects otherwise. A Participant who has received a CRD has the option of recontributing the amount of the CRD to his account within the three-year period immediately following the date of the CRD. Unless the Participant elects to waive withholding, 10% will be withheld from the CRD.”

ARTICLE XI - PAYMENTS AND DISTRIBUTIONS

1.	Mandatory Payment or Distribution.

Except as otherwise provided in this Article, the Trustees shall pay or distribute through one or more entities designated by the Benefits Committee:

B.	To a Participant or Beneficiary, his entire interest in all the Investment Funds, upon the happening of any one of the following events:

(1)

With respect to a Participant who has Terminated From Employment, as of any Valuation Date determined by the Plan Benefits Administrator that his account balance is $1,000 or less, unless he has an outstanding loan which is not in default;

(2)

With respect to a Beneficiary, as of any Valuation Date determined by the Plan Benefits Administrator that his account balance is $1,000 or less unless he has an outstanding loan which is not in default or has another account under this Plan with an account balance of greater than $1,000;

(3)

Upon termination of the Plan as described in Section 1.A.(5) of Article X, provided however that any distributions shall be in conformity with the applicable laws and regulations pertaining to distributions upon plan termination; or

Distributions under Subparagraphs (1) and (2) of this Paragraph shall be made as soon as administratively practicable following the referenced Valuation Date and shall be made only if the entire interest of the Participant or Beneficiary is $1,000 or less on the date of distribution.

C.	To a Participant or Beneficiary, part or all of his interest at his request pursuant to Article X.

D.	To a Beneficiary, upon the person’s death through which such Beneficiary becomes entitled to an interest in the Plan, unless his account is deferred pursuant to Section 4 of this Article.

E.	To a Participant, any excess elective deferrals, excess Before-Tax Deposits or Roth 401(k) Deposits or excess After-Tax Deposits under the provisions of Article III.

2.	Timing of Payment or Distribution.

Unless otherwise provided in Article XXI, payments or distributions from the Trust Fund shall be directed by the Plan Benefits Administrator and shall be made or shall commence only as of the Valuation Date next following the expiration of any notice period specified therefore or, if no notice period is specified, then as soon as administratively practicable as of a Valuation Date following receipt by the Plan Benefits Administrator of notification of the event requiring such distribution, or the request for such payment, whichever is applicable.

3.	Forms of Distribution.

The forms of distribution under this Plan are as follows:

A.	Single-Sum Distribution Option.

Any Participant or Beneficiary may elect, in the manner prescribed by the Plan Benefits Administrator, a single-sum payment of part or all of his account.

(1)	A single-sum payment may be in the form of:

(a)	Cash. Cash is available from all Investment Funds. Cash payments will be made by check.

(b)

Stock. Distribution from the Company Stock Fund, ConocoPhillips Stock Fund, ConocoPhillips Leveraged Stock Fund, and the Leveraged Stock Fund shall be made in whole Shares of Company Stock and ConocoPhillips Stock plus any cash adjustments; provided, however, that such payments or distributions shall be paid wholly or partially in cash upon directions by the person entitled thereto in the manner prescribed by the Plan Benefits Administrator.

Provided however, a hardship withdrawal under Section 1.B. of Article X will be in the form of cash only.

(2)

“Eligible Rollover Distribution” shall mean the amount of any single-sum payment or a fixed dollar installment payment pursuant to Paragraph B of this Section made to a Participant, a Participant’s surviving spousal Beneficiary, or a spousal alternate payee (other than the part of such payment that is a required minimum distribution under Code Section 401(a)(9) or a deemed distribution under Section 8 of Article XXI). A hardship withdrawal made under Section 1.B. of Article X, shall not be an Eligible Rollover Distribution. A Participant, Participant’s surviving spousal Beneficiary or a spousal alternate payee may, in the manner prescribed by the Plan Benefits Administrator, designate a percentage of the Eligible Rollover Distribution to be paid to an individual retirement arrangement (IRA) or to another employer’s plan, to the extent allowed by the Code, with the remainder of the payment to be paid directly to such person. As a condition of eligibility for payment other than solely to such Participant, Participant’s surviving spousal Beneficiary, or spousal alternate payee, such person must furnish to the Plan Benefits Administrator the name of the trustee or custodian of the IRA or the name of the plan to which such percentage is to be paid, and represent that the recipient IRA or plan is eligible to receive and will accept an Eligible Rollover Distribution. If such Participant, spousal beneficiary, or spousal alternate payee fails to designate a percentage of the Eligible Rollover Distribution to be paid to an IRA or other plan or fails to provide any of the other information required by the Plan Benefits Administrator, payment shall be made solely to such person. An election of stock or cash from the Company Stock Fund, the Leveraged Stock Fund, ConocoPhillips

Stock Fund, and ConocoPhillips Leveraged Stock Fund made in accordance with Subparagraph (1) will be applied to the extent possible to maximize the Company Stock or ConocoPhillips Stock paid to the IRA or other plan. A direct rollover of funds from a Roth 401(k) Account shall only be made to another Roth 401(k) account under an applicable retirement plan or to a Roth IRA as permitted by the Code. A non-spouse beneficiary may elect a direct rollover of funds from the Plan to an inherited IRA pursuant to Code Section 402(c)(11).

(3)

No less than 30 days and no more than 180 days prior to the date of distribution under this Section, a Participant or Beneficiary shall be provided the notice required by Code Section 402(f). However, such person may elect to waive the 30-day minimum period, after having been provided the opportunity to consider, for a period of at least 30 days, whether to commence or defer distribution.

B.	Installment Payment Options.

(1)	A Participant who has Terminated from Employment,a Participant’s surviving spouse Beneficiary or an alternate payee may elect any one of the following forms of periodic payments:

(a)

Life Expectancy. A life expectancy installment is a series of payments based on single life expectancy of the recipient or the combined life expectancies of the recipient and his designated Beneficiary. The amount to be distributed shall be calculated by multiplying recipient’s life expectancy and/or the joint life expectancies of the recipient and his Beneficiary (based on tables set forth in the regulations under Code Section 401(a)(9) for single or joint life expectancy) by the frequency elected and then dividing the account balance, at the time the payment is calculated, by the number of payments remaining in the life expectancy first designated for this distribution option. Life expectancy installments will begin as soon as administratively practicable following the recipient’s election and will continue until revoked, the recipient reaches age 73 and required minimum distribution installments commence, the account is reduced to zero or the final payment is made based on the original life expectancy.

(b)

Fixed Dollar. A fixed dollar installment is a series of payments based on a designated fixed dollar annual amount selected by the recipient. Fixed dollar installments will begin as soon as administratively practicable following the recipient’s election and will continue until revoked, the account is reduced to zero or the recipient reaches age 73 and required minimum distribution installments commence.

(c)

Required Minimum Distribution. A required minimum distribution is a series of payments beginning only on the recipient’s required beginning date set forth in Section 4 of this Article based on the recipient’s life expectancy or the combined life expectancies of the recipient and his Beneficiary using life expectancy tables required by the regulations under Code Section 401(a)(9). The installments shall begin on the required beginning date at which time the recipient will receive two payments, the amount that is required for the year in which age 73 was attained and the current year’s payment. Required minimum distribution installments will continue each year thereafter until a single-sum distribution is elected or the account is reduced to zero.

(d)

Former Tosco Corporation Capital Accumulation Plan Participants. A Participant or a surviving spouse Beneficiary who has elected a fixed percent periodic payment under Tosco Corporation Capital Accumulation Plan prior to the transfer of accounts of that plan into this Plan as of December 31, 2002 shall continue to receive such periodic payments under that election; provided, however, that this payment option may not be elected under this Plan.

(e)

Former Conoco Thrift Plan Participants. A Participant or a surviving spouse Beneficiary who has elected a periodic payment option under the Conoco Thrift Plan prior to the transfer of accounts of that plan into this Plan as of October 3, 2003, which election is not offered under this Plan, shall continue to receive such periodic payments; provided, however, that these payment options may not be elected or reelected under this Plan.

(2)	Additional rules regarding installment payments.

(a)	The annual amount calculated for installment payments may be paid at the recipient’s election on a monthly, quarterly, semiannual or annual basis and any such election may be changed anytime.

(b)

An individual who, prior to his required beginning date elected a life expectancy or fixed dollar installment, will be required, in accordance with Code Section 401(a)(9) and the regulations thereunder, upon reaching his required beginning date, to receive additional annual amounts unless the current installment is equal to or more than the minimum required distribution.

(c)

Distribution of installment payments will be made from the recipient’s account in accordance with the Investment Fund sequence specified by the recipient, except that, if the recipient does not specify the sequence of Investment Funds to be distributed, the distribution will be made from the recipient’s account on a pro-rata basis from all Investment Funds. Distribution will be made in cash from all Investment Funds except the Leveraged Stock Fund, ConocoPhillips Stock Fund, ConocoPhillips Leveraged Stock Fund, and the Company Stock Fund, which funds may be distributed in cash, ConocoPhillips Stock or Company Stock at the recipient’s election.

(d)	An election made under Subparagraph (1) of this Paragraph may be revoked at any time.

(e)

A recipient who is receiving installment payments at the time of rehire by the Employer may continue to receive installment payments. However, Deposits and Contributions made after rehire and related earnings are subject to the restrictions that apply to current Employees will not be considered in calculation of the installment payments and must be accounted for separately.

4.	Deferral of Distribution Until a Required Beginning Date.

A.

Upon a Participant’s Termination from Employment, Total Disability, establishment of an account for an alternate payee pursuant to Section 1 of this Article, or the death of a Participant or Beneficiary, such Participant, alternate payee or Beneficiary shall, absent a withdrawal request, be deemed to have deferred receipt of a distribution from the Plan to the applicable required beginning date indicated in Paragraph B of this Section, termination of the Plan or other mandatory distributions set forth in Section 1 of this Article.

B.	Distribution of accounts under the Plan may be deferred until one of the following required beginning dates in accordance with Code Section 401(a)(9) and the regulations thereunder:

(1)	For a former Employee, April 1 of the year following the year the Employee reaches age 73;

(2)

For the surviving spouse Beneficiary of a Participant, the later of December 31 of the year the Participant would have reached age 73 or December 31st of the year following the year the Participant died;

(3)	For all other Beneficiaries, December 31 of the year containing the tenth anniversary of the death of the Participant or the Participant’s surviving spouse Beneficiary;

(4)	For an alternate payee, the Valuation Date that distribution is required to be made to the Participant from whom the alternate payee’s interest is derived under a qualified domestic relations order;

(5)	For an active Employee age 73 or older, April 1 of the year following the year of Termination from Employment; or

(6)	For the Beneficiary of an alternate payee as soon as administratively practicable following the alternate payee’s death.

Former Employees and Beneficiaries who are surviving spouses of Participants may elect to receive required minimum distribution installments pursuant to Section 3.B.(1)(c) of this Article or single-sum distributions on their required beginning date. Other Beneficiaries and alternate payees must receive mandatory distribution in a single-sum on their required beginning date.

If a recipient is receiving required minimum distribution installments at the time of his death, his Beneficiary must continue to receive annual distributions, provided that, for non-spouse beneficiaries, the entire account balance must be paid out within 10 years of the Participant’s death unless the Beneficiary is a minor child, disabled, chronically ill, or less than 10 years younger than the Participant.

All Plan distributions will be made in accordance with Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9, to the extent applicable. The provisions of Code Section 401(a)(9) will override any distribution option under the Plan that is inconsistent with Code Section 401(a)(9).

Under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, Participants who turned age 70 1⁄2 in 2019 or earlier and would have been required to take a required minimum distribution in 2020 are not required to take a required minimum distribution in 2020.

5.	Lost Participant or Beneficiary.

If after making reasonable efforts, the Plan Benefits Administrator is unable to locate a Participant or Beneficiary to whom a distribution is to be made, the Plan benefits of such person shall be forfeited and may, at the option of the Company, either be (i) used to offset future Contributions, or (ii) used, subject to Article XVI, to pay expenses of administration of the Plan. If the Participant or Beneficiary to whom such distribution was to be made later makes a claim for the amounts that were so forfeited, the Plan Benefits Administrator shall verify that the claimant is the Participant or Beneficiary to whom the distribution was originally to have been made. After such verification, the value of the Plan benefits so forfeited shall be determined as of the Valuation Date next following the date the Plan Benefits Administrator approves the claim, as if no forfeiture had occurred. The Company shall transfer cash, Shares of Company Stock, or a combination thereof, necessary for such distribution to be made by the Trustees as of such Valuation Date.

6.	Put Option.

A.

Company Stock acquired with the proceeds of an ESOP loan will be subject to a put option if such Company Stock is not publicly traded when distributed or if it is subject to a trading limitation when distributed. The put option will be exercisable only by a Participant or by a person (including an estate or its distributees) to whom such Company Stock passes by reason of a Participant’s death. Under the put option, the Company offers to purchase the Company Stock from the Participant. In the event that Company Stock is subject to a put option because the Company Stock is not publicly traded and the Company Stock is distributed as part of an installment distribution, the amount paid for the Company Stock will be paid no later than 30 days after the exercise of the put option.

B.

A put option will be exercisable at least during a 15-month period that begins on the date the Company Stock subject to the put option is distributed by the Plan. In the case of Company Stock that is publicly traded without restriction when distributed but ceases to be so traded within 15 months after distribution, the requirements of Treasury Regulation Section 54.4975-7(b)(11)(ii) shall apply.

C.	A put option is exercised by the holder notifying the Company in writing that the put option is being exercised in accordance with procedures specified by the Benefits Committee.

D.	The price at which a put option will be exercisable is the value of the security, as determined under Article VIII.

E.

In the event of exercise of a put option pursuant to this Section, the Company shall pay the stockholder installments that satisfy the regulations under Code Section 4975, or at the Company’s discretion, in a single lump sum, provided that the provisions for payment under a put option shall be reasonable. The deferral of payment is reasonable if adequate security and a reasonable interest rate are provided for any credit extended and if the cumulative payments at any time are no less than the aggregate of reasonable periodic payments as of such time. Periodic payments are reasonable if annual installments, beginning 30 days after the date the put option is exercised, are substantially equal. Generally, the payment period may not end more than five years after the date the put option is exercised. However, it may be extended to a date no later than the earlier of 10 years from the date the put option is exercised or the date the proceeds of the loan used by the ESOP to acquire the security subject to the put option are entirely repaid.

F.

The Plan shall not be obligated at any time to purchase Company Stock under a put option exercisable under this Section. Furthermore, the Plan shall not otherwise obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

G.

No Company Stock acquired with the proceeds of a loan described in Article VI, Section 5 may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Article VI, Section 5 is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

H.

In the event that a portion of a Participant’s account is forfeited, Company Stock allocated under the ESOP will be forfeited only after other assets. If interests in more than one class of Company Stock have been allocated to the Participant’s account, the Participant will be treated as forfeiting the same proportion of each such class.

ARTICLE XII - BENEFICIARIES AND GUARDIANS

1.	Beneficiary Designation.

A.	Payment to Beneficiary.

Subject to Paragraph B of this Section, upon the death of a Participant or Beneficiary prior to the Valuation Date upon which complete distribution of his entire account under the Plan occurs, the remaining full balance of his account shall be payable to his designated Beneficiary, pursuant to the terms of Article XI.

B.	Designation or Change of Beneficiary.

Subject to the requirements of this Paragraph, the Participant or Beneficiary (who is a natural person) shall have the right to designate the Beneficiary to receive the death benefits to which he is entitled hereunder, and to change any such designation in the manner prescribed by the Plan Benefits Administrator. Except as provided in Paragraph D, the last written beneficiary designation approved by the Plan Benefits Administrator shall be controlling over any prior designation and over any testamentary or other disposition. A Beneficiary may be a natural person or other legal entity, such as a trust, estate, or corporation. Beneficiary designations that specify conditions that must be met for the designation to be effective shall not be acceptable under the Plan unless reviewed and approved by the Plan Benefits Administrator; provided however, that a designation specifying the condition that a Beneficiary be in existence as of the date of death of the Participant or Beneficiary, shall be acceptable if otherwise meeting the requirements of the Plan. Except as provided in this Paragraph, a Participant or Beneficiary (who is a natural person) may change his designation of a Beneficiary without the consent of any Beneficiary he has previously designated.

Each Participant or Beneficiary (who is a natural person) may designate a primary Beneficiary or Beneficiaries, and a contingent Beneficiary or Beneficiaries to receive distributions due upon the person’s death. The contingent Beneficiary or Beneficiaries will become entitled to receive distributions only if all primary Beneficiaries have predeceased the Participant or Beneficiary.

Each such designation shall be evidenced on a form that has been approved and filed with the Plan Benefits Administrator, signed by the Participant or Beneficiary making the designation (who is a natural person), and containing such information as is required by the Plan Benefits Administrator. Such information shall include:

(1)

For a married Participant who wishes to designate a non-spouse Beneficiary - an irrevocable written consent from the current spouse, witnessed by a notary public (or a Plan representative as determined by the Plan Benefits Administrator), acknowledging the effect of the designation, provided further, such designation shall name a specific Beneficiary including any class of Beneficiaries or any contingent Beneficiaries, which shall not be changed without the consent of the spouse. Such election shall be effective only with respect to the spouse consenting to the election. The Participant may revoke the designation of a non-spouse Beneficiary without the consent of the spouse at any time prior to the commencement of benefits; or

(2)

For a non-married Participant—a written certification, that he is not married on the date of his designation; provided, however that such designation shall become void and of no effect upon the marriage of the Participant.

Notwithstanding the foregoing, a married Participant’s surviving spouse at the date of death, shall be entitled to the death benefit, unless such surviving spouse shall have consented to a non-spouse Beneficiary pursuant to the provisions of Subparagraph (1).

A Beneficiary designation shall take effect upon receipt in good order and approval by the Plan Benefits Administrator, but without prejudice to the Plan, Company, Trustees, Plan Benefits Administrator, Benefits Committee, Investment Committee or any fiduciary on account of any payment made before receipt and approval thereof.

C.	Absence of Beneficiary Designation.

If no effective Beneficiary designation is on file with the Plan Benefits Administrator at the time payment of the death benefit is to be made, then:

(1)

For a Participant: his surviving spouse, surviving natural or legally adopted children in equal shares, or the estate of the Participant, in that order of priority, shall be conclusively deemed to be the Beneficiary designated to receive such benefits; or

(2)	For a Beneficiary: the estate of the Beneficiary shall be conclusively deemed to be the Beneficiary designated to receive such benefit.

Any payment to such Beneficiary shall constitute a full release and discharge to the Plan, the Company, the Benefits Committee, the Investment Committee, the Trustees, the Plan Benefits Administrator and any fiduciary.

D.	Beneficiary Designation-Effect of Divorce.

If a decree of divorce, legal dissolution or annulment of marriage is entered after a Participant or Beneficiary has designated his spouse as a Beneficiary and the Participant or Beneficiary dies prior to redesignating, modifying or changing such designation with respect to such former spouse as provided by the Plan, then such designation, in favor of such former spouse shall be automatically revoked and become ineffective on and after the date the marriage ends; provided the Plan Benefits Administrator has received notice of such decree of divorce, legal dissolution or annulment of marriage. The automatic revocation of the former spouse’s designation shall cause the account to be distributed as if such spouse had predeceased the Participant or Beneficiary.

Subject to Section 11 of Article XIX, in the event benefits are distributed to the former spouse as a named Beneficiary subsequent to divorce from the Participant or Beneficiary, but prior to (1) the Participant or Beneficiary redesignating the former spouse as a Beneficiary, and (2) the Company, Benefits Committee, Investment Committee, Trustees or any fiduciary being on notice of such divorce, such distribution shall be, without prejudice to Phillips 66, the Company, the Benefits Committee, the Investment Committee, Trustees or Plan fiduciaries. These provisions shall not apply to any benefits that have not been distributed if the decree of divorce, legal dissolution or annulment is vacated.

E.	Alternate payees shall have the same rights as Beneficiaries under this Section.

2.	Minors and Those Declared Incompetent.

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Benefits Administrator receives written notice, in a form and manner acceptable to him, that the person is incompetent or a minor. In the event that a payment is due under the Plan to a person who is either a minor or legally declared incompetent, the Plan Benefits Administrator, upon receipt of acceptable evidence of appointment and continuing qualification, may authorize payment to be made to a conservator, guardian, custodian under a Uniform Transfers to Minors Act or other individual legally charged with the management of the estate of the minor or legally incompetent person. In the absence of such a duly appointed representative, the Plan Benefits Administrator may, in his sole discretion, authorize payment to be made to any other person or entity reasonably determined to be responsible for the estate of the person to whom the benefits are due. Any amount paid under this Section will completely discharge the Plan, Phillips 66, the Company, the Benefits Committee, the Investment Committee, the Trustees, the Plan Benefits Administrator or any fiduciary of any liability on account of the payment so made.

3.	Tax Qualified Disclaimers.

In the event that a Beneficiary signs and delivers to the Plan Benefits Administrator a written disclaimer of Plan benefits which satisfies the Code’s requirements to be tax qualified, and such benefits, but for the disclaimer, would otherwise pass to such person as a result of the death of a Participant or Beneficiary, the person executing such disclaimer of benefits shall be deemed to have failed to survive the deceased Participant or Beneficiary from whom he otherwise would have taken. For such disclaimer to be considered effective for purposes of the Plan, the disclaimer must be received by the Plan Benefits Administrator prior to the earlier of the date which is nine months after the death of the Participant or Beneficiary, or the date on which such person has requested any Plan transaction involving such Plan benefits. In the event that Plan benefits are distributed to the Beneficiary pursuant to the other terms of the Plan and prior to the receipt of such disclaimer, such distribution shall completely release and relieve the Plan, Phillips 66, the Company, the Trustees, the Benefits Committee, the Investment Committee, the Plan Benefits Administrator or any other Plan fiduciary on account of and to the extent of any payment made before receipt of the disclaimer.

4.	Trust and Trustees.

In the event that a trust, a testamentary trust or a trustee of a trust is designated as a Beneficiary, then upon the death of the Participant or Beneficiary, the designated Beneficiary trust, or the trust under which the designated Beneficiary trustee is named shall be presumed to be a valid trust properly established and authorized under the law for the purpose of managing and receiving payments as a Beneficiary under the Plan, and neither the Plan nor any of its fiduciaries shall have any obligation to determine otherwise. Any amount paid under this Paragraph to a trust or trustee Beneficiary will completely discharge the Plan, Phillips 66, the Company, the Benefits Committee, the Investment Committee, the Trustees, the Plan Benefits Administrator and any fiduciary of any liability on account of the payment so made.

ARTICLE XIII - VOTING OF STOCK AND DISPOSITION OF STOCK PURSUANT TO TENDER OFFERS OR EXCHANGE OFFERS

1.	Controlling Provision.

Notwithstanding anything contained in this Plan to the contrary, the provisions of this Article shall govern the procedures to be followed in connection with the voting or disposition pursuant to any tender or exchange offer therefore (Offer) of Company Stock held by the Plan (Plan Stock). In the event of any conflict or inconsistency between the provisions of this Article and any other provisions of this Plan, the provisions of this Article shall control, except to the extent necessary to maintain the qualified status of the Plan under Code Section 401(a).

2.	Definitions.

For purposes of this Article only:

A.

“Voting Beneficiary” shall mean a person who shall have become entitled to a payment or distribution with respect to the Company Stock Fund or the Leveraged Stock Fund because of the death of a Participant;

B.

“Voting Determination Date” shall mean the most recent Valuation Date for which accounting functions have been completed preceding the start of the period established by the Trustees for submission of directions as to how to vote or respond to an Offer;

C.	Voting directions to the Trustees shall include (without limitation) directions to abstain from voting on a particular issue or issues;

D.

A direction to the Trustees to take whatever action (including, without limitation, the sale, exchange or transfer of Plan Stock) as may be necessary to accept an Offer pursuant to its terms shall be referred to as a direction to “Accept” the Offer; and

E.

A direction to the Trustees to take or omit to take whatever action (including, without limitation, the retention of Plan Stock) as may be necessary to reject an Offer shall be referred to as a direction to “Reject” the Offer.

3.	Voting of Plan Stock and Response to Tender Offers.

Each Participant and Voting Beneficiary shall have the authority and shall be afforded the opportunity to direct the Trustees as to how to vote, or how to respond to any Offer for, all Plan Stock credited to his account under the Plan. In the event of an Offer for Company Stock, the Trustees are authorized in accordance with this Article to dispose of Financed Shares pledged or otherwise encumbered to secure repayment of an ESOP loan from a lender only to the extent such disposition is permitted by or pursuant to the documents by which such Financed Shares are so pledged or encumbered. It is intended that the Trustees’ functions and responsibilities as to voting and Offers for Plan Stock shall be custodial and ministerial only. The Trustees are directed to comply with the terms of this Article conferring on Participants and Voting Beneficiaries the exclusive authority to direct the Trustees as to how to vote Plan Stock and how to respond to an Offer for Plan Stock. If the

Trustees, under the circumstances prevailing at any time and notwithstanding the terms of this Article, are required by Title I of ERISA to decide how to vote or how to respond to an Offer with respect to all or any portion of the Plan Stock, the Trustees shall exercise such authority, but shall vote Plan Stock or Accept an Offer for Plan Stock only to the extent the Trustees determine their failure to do so would be a violation of ERISA.

4.	Determination of Voting Interests.

Plan Stock credited to the account of a Participant or Voting Beneficiary shall be determined by the Trustees as of the Voting Determination Date.

5.	Voting Directions and Proxy Solicitation Materials.

Within a reasonable time before the date scheduled for a Phillips 66 stockholders’ meeting or for the submission of a matter to the stockholders to act without a meeting by means of written consent, the Trustees shall determine, as of the Voting Determination Date, the names and addresses of affected Participants and Voting Beneficiaries and the number of Shares of Company Stock credited to the account of each such Participant and Voting Beneficiary. In addition, Phillips 66 shall deliver to the Trustees any proxy or consent solicitation materials Phillips 66 may have prepared. If proxies or consents are solicited by any person other than the Phillips 66 board of directors, the Trustees shall request copies of materials prepared by such person regarding any contested matter under consideration.

6.	Voting Direction Forms.

Upon receipt of the information and materials described in Section 6 of this Article, the Trustees shall distribute or make available copies thereof to each affected Participant and Voting Beneficiary, together with a form prepared or approved by the Trustees by which the Participant and Voting Beneficiary may give directions to the Trustees. The direction form shall state that:

A.

If such person fails to give directions to the Trustees by the indicated deadline, the Trustees will vote any Shares of Plan Stock such person is otherwise entitled to vote in accordance with the procedure described in Section 8 of this Article; and

B.	The Company and Phillips 66 acknowledge and agree to honor the confidentiality of voting directions to the Trustees.

7.	Voting of Plan Stock by the Trustees.

The Trustees shall vote Plan Stock held as of the applicable record date through proxy or consent in accordance with directions from Participants and Voting Beneficiaries pursuant to this Article.

8.	Confidentiality.

The Trustees shall not reveal or release to the Company, Phillips 66, their officers, directors, employees, or representatives any individual Participant’s or Voting Beneficiary’s voting directions. Notwithstanding the foregoing, the Trustees may inform the Company or other party soliciting proxies or consents, at the request of either of them, of the approximate number of Shares of Plan Stock for which voting directions have been received as of a given point in time and the manner in which such Shares are required to be voted in the aggregate when the votes are cast by the Trustees.

9.	Offer for Company Stock.

In the event of an Offer for Company Stock, the Trustees shall determine, as of the Voting Determination Date, the names and addresses of affected Participants and Voting Beneficiaries and the number of Shares of Plan Stock credited to the account of each such Participant and Voting Beneficiary.

10.	Direction Form and Information With Respect to an Offer.

In the event of an Offer for Company Stock, the Trustees shall distribute or make available to each affected Participant and Voting Beneficiary such information and materials relating to the Offer as the Trustees may deem relevant including, without limitation, a description of the terms and conditions of the Offer filed with the Securities and Exchange Commission or any similar materials if such filing is not required and, if requested by Phillips 66, a statement, acceptable to the Trustees, from Phillips 66 any management setting forth its position with respect to the Offer. The Trustees shall also distribute or make available to each affected Participant and Voting Beneficiary a form prepared or approved by the Trustees by which such person may give directions to the Trustees. The direction form shall state that:

A.

If such person fails to give directions to the Trustees by the indicated deadline, the Trustees will Accept or Reject the Offer with respect to any Shares of Plan Stock such person is otherwise entitled to direct the Trustees in accordance with the procedure described in Section 12 of this Article; and

B.	The Company and Phillips 66 acknowledge and agree to honor the confidentiality of Offer directions to the Trustees.

11.	Trustees’ Response to a Tender Offer.

The Trustees shall respond to an Offer for Company Stock in accordance with directions to accept or reject the Offer received from Participants and Voting Beneficiaries pursuant to this Article.

12.	Confidentiality.

The Trustees shall not reveal or release to the Company, Phillips 66, their officers, directors, employees, or representatives any individual Participant’s or Voting Beneficiary’s Offer directions. If some but not all Plan Stock is sold, exchanged, or transferred pursuant to an Offer, Phillips 66, with the Trustees’ cooperation, shall take such action as is necessary to maintain the confidentiality of Participant and Beneficiary records including, without limitation, establishment of security systems and procedures which restrict access to Participant and Beneficiary records and retention of an independent agent to maintain such records. If an independent record-keeping agent is retained, such agent must agree, as a condition of its retention by Phillips 66 or the Trustees, not to disclose the composition of any affected Participant or Beneficiary account to the Company, Phillips 66, its officers, directors, employees, or representatives; provided, that at such time as the Trustees shall determine that such record-keeping duties may be returned to Phillips 66 without breaching the confidentiality of a Participant’s or Voting Beneficiary’s directions as to such Offer, then the record-keeping duties may be returned to Phillips 66, but in no event shall this return be sooner than one year after such sale, exchange or transfer.

13.	Neutrality of Benefits Committee, Investment Committee and Trustees.

Neither the Benefits Committee, Investment Committee, Plan Financial Administrator, Plan Benefits Administrator nor the Trustees shall express any opinion or give any advice or recommendation to any Participant or Voting Beneficiary concerning matters subject to vote or consent or concerning an Offer, nor shall they have any authority or responsibility to do so.

14.	Indemnity.

The Company and Phillips 66 acknowledge and agree to honor the confidentiality of voting and Offer directions to the Trustees. If either the Company or Phillips 66, by its own act or omission, breaches the confidentiality of such directions, the Company agrees to indemnify and hold harmless the Trustees against and from all liabilities, claims, demands, damages, costs, and expenses, including reasonable attorney’s fees, the Trustees may incur as a result thereof.

15.	Trustees’ Expenses.

The Trustees shall have the right to require payment in advance by the Company, Phillips 66, and any other party soliciting proxies or consents or making an Offer of all reasonably anticipated expenses associated with the distribution of information to and the processing of directions received from Participants and Voting Beneficiaries pursuant to this Article.

16.	Plan Stock Returned.

Plan Stock which, following the Trustees’ tender thereof, has not been accepted by the party making an Offer and is returned to the Trustees, shall be credited to the accounts of Participants and Beneficiaries in the Company Stock Fund for whom such Plan Stock was tendered.

17.	Withdrawals or Distributions After Tender or Exchange.

Notwithstanding any other provision of the Plan, any previous action of the Benefits Committee, the Investment Committee or Plan Benefits Administrator, or the provisions of any Plan regulations or forms, if Plan Stock credited to a Participant or Beneficiary in the Company Stock Fund or the Leveraged Stock Fund has been tendered or exchanged by the Trustees, no distribution or withdrawal with respect to such Participant or Beneficiary shall be made from the such Funds until the Trustees shall determine that such distribution or withdrawal is administratively feasible by reason of:

A.	The Trustees’ receipt of the proceeds, if any, of such tender or exchange; or

B.	Transactions and circumstances incident to such receipt of proceeds.

18.	Accounting for Participants’ and Beneficiaries’ Interests.

The Trustees shall account or cause to be accounted for separately the interest of each Participant and Beneficiary in any Fund resulting from any tender or exchange of Plan Stock with respect to the portions thereof which shall have resulted from Deposits and Contributions.

19.	Fractional Shares.

Notwithstanding the foregoing provisions of this Article, allocations and dispositions pursuant to this Section shall be subject to such reasonable requirements for rounding of fractional interests as may be prescribed by the Trustees; provided such rounding shall be not less than three decimal places. To the extent administratively practicable, the Trustees shall vote or respond to an Offer by combining fractional Shares of Plan Stock to reflect the directions of the Participants and Voting Beneficiaries to whom such fractional Shares are allocated.

20.	Securities as a Result of Having Tendered Plan Stock.

Any securities received by the Trustees as a result of having tendered Plan Stock, as hereinabove provided, shall be held, and any cash so received shall be invested in cash or short-term investments pending any further action which the Trustees may be required to take pursuant to the Plan.

ARTICLE XIV EMPLOYMENT NOT AFFECTED BY PLAN

Participation or non-participation in this Plan shall neither adversely affect any Employee’s employment status, nor confer any special rights on any Employee other than those expressly stated in the Plan. Participation in the Plan by an Employee shall not affect his Company’s right to terminate his employment or to change his compensation or position.

ARTICLE XV NON-ASSIGNABILITY

1.	Inalienability of Rights or Benefits.

Subject to the provisions of Article XII hereof and the provisions of Section 2 of this Article, it is a condition of the Plan, and all rights of each Participant or Beneficiary in the Plan shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan or in his interest in the Trust Fund shall be assignable or transferable in whole or in part, either directly or indirectly, by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, but excluding devolution by death or mental incompetence and no right or interest of any Participant or Beneficiary in the Plan or in his interest in the Trust Fund shall be liable for or subject to any obligation or liability of such Participant or Beneficiary.

2.	Qualified Domestic Relations Orders.

Notwithstanding the provisions of Section 1 of this Article, the assignment of benefits under this Plan shall be made to an “alternate payee” in accordance with any “qualified domestic relations order” as that term is defined in Code Section 414(p). Unless expressly limited by other provisions of this Plan or the terms of a qualified domestic relations order, an alternate payee shall have the same rights under this Plan as a non-spouse Beneficiary.

ARTICLE XVI EXPENSES AND TAXES

1.	Purchase or Sale of Securities and Taxes.

Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the purchase and sale of securities for the Trust Fund, or distributions there from, shall be paid from the Trust Fund unless paid by the Company. Taxes, if any, payable by the Trustees on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.

2.	Plan Administration.

Unless paid by the Company, all reasonable expenses necessary for the operation of the Plan shall be paid out of the Trust Fund and may be allocated to the account of the Participant on whose behalf the expense was incurred to the extent permitted by ERISA. Such reasonable expenses shall include, without limitation, (i) fees and expenses of the Trustees as may be agreed upon from time to time between the Company and the Trustees, (ii) expenses incident to the functioning of the Benefits Committee, the Investment Committee, the Plan Benefits Administrator and the Plan Financial Administrator, including fees of accountants, counsel and other specialists and their agents; provided, however, that no compensation shall be paid from the Trust Fund to any full-time employee of the Company. The Company may reimburse the Trust Fund for any administration expense incurred, but any administration expense paid to the Trust Fund as a reimbursement shall not be considered a Contribution. To the extent that a charge or expense is paid out of the Trust Fund and is not attributable to any one particular Investment Fund, such charge or expense will be allocated pro rata among the Investment Funds.

3.	Expenses Attributable to a Particular Fund.

To the extent a charge or expense is paid out of the Trust Fund and is attributable to a particular Investment Fund, it shall be paid out of that particular Investment Fund. The expenses for the Leveraged Stock Fund, the ConocoPhillips Stock Fund, the ConocoPhillips Leveraged Stock Fund, and the Company Stock Fund will be deducted from the Participant’s account balance. The expenses for the Stable Value Fund will be deducted from the net asset value of the Stable Value Fund.

4.	Losses.

All losses, if any, incurred by the Trust Fund as a result of a reinstatement of the account of a lost Participant pursuant to Section 5 of Article XI shall be shared by the Companies on a mutually agreeable basis or, failing such agreement, as determined by the Benefits Committee.

5.	ESOP Loan Proceeds Not to be Used for Administrative Expenses.

Notwithstanding anything in this Article to the contrary, proceeds of an ESOP loan shall not be used to pay the administrative or operating costs of the Trust Fund or Plan.

ARTICLE XVII - SUBSIDIARY COMPANIES

1.	Adoption of Plan by Subsidiaries.

Any Subsidiary may, with the approval of Phillips 66 Company, adopt and become a party to this Plan and the Trust Agreements provided for herein subject to the following conditions:

A.	Such Subsidiary shall execute and deliver such instruments, as Phillips 66 Company and the Trustees shall deem necessary or desirable;

B.

Such Subsidiary shall designate Phillips 66 Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Benefits Committee, Investment Committee, Plan Financial Administrator and the Plan Benefits Administrator to act for it and its Participants in the same manner in which the Benefits Committee, Investment Committee, Plan Financial Administrator and the Plan Benefits Administrator may act for the Company and its Participants; and

C.

The right of a Subsidiary to continue participation in this Plan shall automatically cease upon the earlier of (i) the date such Subsidiary ceases to be a member of the Employer, or (ii) the date which is 60 days after the date Phillips 66 Company notifies such Subsidiary that its right to continue as a sponsor of this Plan is revoked. Active participation in the Plan for Employees of such Subsidiary shall likewise cease upon the same date.

2.	Separation of Trust Fund at Request of a Subsidiary.

Any Subsidiary may upon 60 days’ prior notice to Phillips 66 Company and the Trustees, request a separation of the Trust Fund whereupon the Trustees shall set apart that portion of the Trust Fund which is attributable to the accounts of the Employees of such Subsidiary. Phillips 66 Company may, upon 60 days’ prior notice to any Subsidiary and the Trustees, require the withdrawal of any Subsidiary from the Plan, and such notice may require a separation of the Trust Fund.

That portion of the Trust Fund so set apart shall continue to be held by the Trustees as though such Subsidiary had entered into separate Trust Agreements with the Trustees and such Subsidiary shall be deemed to have adopted the Plan as its own separate plan. Thereafter, all references herein to the Company shall be deemed to be references to such Subsidiary.

ARTICLE XVIII - AMENDMENT AND TERMINATION OF THE PLAN

1.	Amendment or Termination.

Phillips 66 Company reserves the right to amend, modify, suspend or terminate the Plan in whole or in part at any time and from time to time. A Participant’s or Beneficiary’s interest in the Trust Fund as of the effective date of any amendment shall not be reduced or restricted, either directly or indirectly, by an amendment in violation of Code Section 411(d)(6). Upon any such action by Phillips 66 Company to amend or terminate this Plan in whole or in part, each Subsidiary that shall have adopted this Plan shall be notified in writing as to such amendment or termination. Any amendment or termination in this Plan made by Phillips 66 Company shall be fully operative as to any Subsidiary that shall have adopted this Plan, subject to the right of any such Subsidiary to request a separation from the Trust Fund in the manner and time provided in Article XVII. If any such Subsidiary shall so request a separation, such amendment or termination shall be of no effect as to such Subsidiary from the effective date of such amendment or termination.

2.	Termination by a Subsidiary.

Any Subsidiary may terminate this Plan at any time as to Participants attributable to it. Such termination shall result in a separation of the Trust Fund as provided in Article XVII hereof.

3.	Amendments Favoring Highly Compensated Employees.

No amendment shall effect a discrimination favoring Highly Compensated Employees as a group over other Employees that is prohibited by the Code or other provisions of law.

4.	Exclusion of Participants.

The Plan Sponsor may, from time to time, exclude from participation in the Plan, any identifiable unit or group of Employees, whether before or after any Employee who is a member thereof has commenced participation in the Plan. In the event the Plan Sponsor exercises the right to exclude any one or more of such units or groups, an Employee who is a member thereof and who is a Participant on the date such exclusion becomes effective (Exclusion Date) shall not be entitled to make Deposits under this Plan or have Deposits made for him into any one or more of the Investment Funds on or after the Exclusion Date, but shall in all other respects be considered a Participant under the Plan with respect to his interest in the Investment Funds on the Exclusion Date and any interest attributable thereto. After the Exclusion Date, and upon the date of a transfer of employment of a Participant to such a unit or group of Employees which is excluded from participation in the Plan (Transfer Date), he shall not be entitled to make Deposits or have Deposits made for him under this Plan into any of the Investment Funds on or after his Transfer Date, but shall in all other respects be considered a Participant under the Plan with respect to his interest in the Investment Funds on his Transfer Date.

ARTICLE XIX – ADMINISTRATION

The revisions to this Article and the provisions of the Plan related to the Benefits Committee and Investment Committee are effective June 1, 2013.

1.	Plan Fiduciaries.

The Board of Directors of Phillips 66 Company, or its delegate the Chief Executive Officer of Phillips 66 Company, shall appoint a Benefits Committee and an Investment Committee (collectively, the “Committees” or the “Committee”). The members of the Committees shall serve at the pleasure of the Board and without compensation from the Plan, but shall be reimbursed by the Company for all necessary expenditures incurred in the discharge of their duties as members of the Committees. The Plan Financial Administrator shall be the person occupying the position of Assistant Treasurer of Phillips 66 or his successor(s). The Plan Benefits Administrator shall be the person occupying the position of General Manager, Total Rewards, Phillips 66 Company or its successor(s).

2.	Allocation of Fiduciary Responsibilities.

A.

General. The members of the Committees are fiduciaries of the Plan, as defined in Section 3(21) of ERISA, with respect to all responsibilities delegated to them under the Plan, and shall have all powers necessary or desirable to discharge the duties relating to the administration of the Plan as are delegated to them by the Plan and Trust Agreements, including, without limitation, the following powers and duties:

(1)	To establish and enforce such rules, regulations, procedures and forms as they shall deem necessary or appropriate for:

(i)	The conduct of their affairs and for the administration of the Plan by the Benefits Committee; and

(ii)	The investment of assets of the Plan by the Investment Committee;

(2)

To delegate and allocate, in their discretion and to the extent considered appropriate, ministerial or discretionary powers and duties (other than the power to finally settle disputes) to one or more persons of its selection (whether or not members of a Committee);

(3)	To interpret and administer the Plan and Trust, including the resolution of ambiguities, inconsistencies and omissions; and

(4)	The Benefits Committee will review and resolve any disputes or claims that may arise under the Plan, following initial resolution by the Plan Benefits Administrator.

The members of the Committees will discharge their duties solely in the interest of the Plan’s Participants and Beneficiaries in accordance with ERISA and the terms of the Plan. The Committees shall have absolute discretion in carrying out their responsibilities, and all interpretations, findings of fact and resolutions described herein that are made by the Committees shall be binding, final and conclusive on all parties.

B.	Plan Financial Administrator.

The Plan Financial Administrator shall be a fiduciary and shall have responsibility to manage and control the assets of the Plan in accordance with the terms of the Plan, trust agreements, group annuity contracts, investment advisory agreements, guaranteed investment contracts, and such other agreements respecting Plan funds as may be executed, and, in accordance with such regulations and procedures as the Committee may establish, shall have the authority and duty:

(1)

To execute on behalf of the Company, trust agreements, guaranteed investment contracts, group annuity contracts, investment advisory agreements, and investment management agreements, and to terminate the same;

(2)	To coordinate the activities of the Trustees, insurance companies, banks and investment managers;

(3)	To implement and monitor the funding of the Plan;

(4)	To require the Trustees, insurance companies, and investment managers to submit reports and allow audits of their records and accounts with respect to the assets of the Plan;

(5)	To maintain records with respect to the assets of the Plan; and

(6)	To delegate and allocate, in his discretion and to the extent he considers appropriate, fiduciary powers and duties, whether ministerial or discretionary, to one or more persons of his selection.

C.	Plan Benefits Administrator.

Subject to such regulations and procedures as the Benefits Committee may establish, the General Manager, Total Rewards, Phillips 66 Company shall serve as the Plan Benefits Administrator and shall be a fiduciary and have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, the trust agreements, group annuity contracts and guaranteed investment contracts, to the extent that they do not involve control or management of Plan assets, which shall include the following:

(1)	All functions assigned to the Plan Benefits Administrator under the terms of the Plan or delegated to him by the Committee;

(2)	The determination of benefit eligibility and amount and certification thereof to the Trustees, banks and insurance companies;

(3)

The interpretation and administration of the Plan and Trust, including the resolution of ambiguities, inconsistencies and omissions, subject to review by the Committee as provided in Section 7 of this Article;

(4)	The initial findings of fact and resolution of disputes or claims filed pursuant to the procedure, and subject to review by the Committee as provided in Section 7 of this Article;

(5)	The delegation and allocation in his discretion and to the extent he considers appropriate, fiduciary powers and duties, whether ministerial or discretionary, to one or more persons of his selection;

(6)	The hiring of persons to provide necessary services to the Plan;

(7)	Compliance with all requirements of state or federal law relating to disclosure of Plan benefit rights to Participants;

(8)	The maintenance of all records of the Plan other than those required to be maintained by the Committees, Plan Financial Administrator, Trustees, insurance companies, banks and investment managers;

(9)	To prepare and file all reports required to be filed by the Plan with any governmental agency; and

(10)	To maintain records with respect to the benefits of Participants and Beneficiaries.

In addition, the Plan Benefits Administrator shall have the responsibility to prepare and implement procedures necessary for the determination of and compliance with qualified domestic relations orders pursuant to Code Section 414(p), including the control of assets as may be required therein, subject to such requirements as the Committee shall establish.

3.	Accounts and Record-Keeping.

The Committees shall maintain accounts that shall accurately reflect from time to time the amount of the interest of each Participant in the Trust Fund. In addition, the Committees shall keep a record of all of their proceedings and acts, and shall keep all such other books, accounts, records and data as may be necessary for the proper administration of the Plan.

4.	Reports to Participants.

At least once in each Plan Year, or upon the written request of a Participant or a Beneficiary, the Plan Benefits Administrator shall furnish a written statement showing his interest in the Funds as of a specified Valuation Date.

5.	Notice Periods.

Any period specified for a notice to a Committee or the Plan Benefits Administrator shall begin on the date such notice is received by the Committee or Plan Benefits Administrator. The Committees or Plan Benefits Administrator may change any of the notice periods specified in the Plan in which event notice of the change shall be directed to all concerned.

6.	Bonding and Indemnification.

Phillips 66 Company shall secure fidelity bonding for the fiduciaries of the Plan, as required by Section 412 of ERISA. To the extent permitted by applicable law, the Company shall and hereby agrees to indemnify and save harmless each member of the Committees, the Plan Benefits Administrator, the Plan Financial Administrator and each employee acting by delegation under this Article, against any and all personal liabilities, claims or expenses (including legal fees incurred to defend against such liabilities and claims) arising out of his discharge in good faith of responsibilities under or incident to this Plan.

7.	Claims Procedure.

A.

The Company has the necessary forms for securing benefits under the Plan. The forms are available on request and information concerning the application for benefits can be obtained by an Employee, Participant or Beneficiary from the Plan Benefits Administrator on request. Any claim for benefits provided by this Plan shall be presented in writing on the appropriate form to the Plan Benefits Administrator for interpretation, processing or denial. In the event that a claim is denied, in whole or in part, by the Plan Benefits Administrator, the claimant shall receive written notice within 90 days after receipt of the claim (45 days for disability claims), unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 180 days after receipt of a claim (105 days for disability claims). In the event that the Plan Benefits Administrator determines that an extension of time is required for nondisability claims, the claimant will receive written notice of the extension prior to expiration of the initial 90 day determination period (45 day determination period for disability claims) indicating the special circumstances that require the extension and the date by which the Plan Benefits Administrator expects to render a determination. The Plan Benefits Administrator may extend the initial determination period for disability claims up to 30 days, and then for an additional 30 days provided the claimant is properly notified of the extension. A notice of claim denial shall include the following:

(1)	The specific reason or reasons for the denial;

(2)	The specific reference to pertinent Plan provision on which the denial was based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)	An explanation of the Plan’s claim review procedure.

B.

Any claimant who believes that a claim has been improperly denied may (i) request a review of the denial by making a written application to the Benefits Committee; (ii) submit written comments, documents, records and other information relating to the claim to the Benefits Committee; and (iii) receive, free of charge, copies of all documents, records, and other information relevant to his claim. Any person filing an appeal of the denial of a claim by the Plan Benefits Administrator must do so in writing within 60 days after receipt of written notice of the denial (180 days for disability claims).

The Benefits Committee shall render a decision regarding the claim within 60 days after receipt of a request for review (45 days for disability claims), unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review (90 days for disability claims). In the event that the Benefits Committee determines that an extension of time is required, the claimant will receive written notice of the extension prior to expiration of the initial 60 day determination period (45 day determination period for disability claims) indicating the special circumstances that require the extension and the date by which the Benefits Committee expects to render a determination. The Benefits Committee shall take into account all comments, documents, records, and other information relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination. The decision shall be in writing and shall set forth specific reason(s) for the conclusion(s) as well as specific references to pertinent Plan provisions on which the decision is based.

Effective January 1, 2018, if any new or additional evidence is considered, relied upon or generated by (or at the direction of) the Benefits Committee in deciding an appeal involving a determination of disability, or if any new or additional rationale for the denial of benefits involving a determination of disability is determined by the Benefits Committee, the participant will be provided with the new or additional evidence or rationale, as applicable, and be given a reasonable opportunity to respond to such new or additional evidence or rationale.

C.

Compliance with the procedures described in Paragraphs A and B of this Section shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right which any person may claim under the Plan. Any action to obtain a benefit or enforce a right under the Plan must be brought within two years after the Benefits Committee renders the decision described in Paragraph B.

D.

Effective January 1, 2018, all claims and appeals involving a determination of disability are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. Decisions regarding hiring, compensation, termination, promotion, or similar matters with respect to anyone involved in claims or appeals determinations are not made based on the likelihood that the individual will support the denial of benefits.

8.	Transfers and Rollovers from Other Plans.

A.

In connection with a Company’s transaction, including but not limited to corporate or other entity merger, disposition, acquisition or joint venture, and subject to the prior approval of the Plan Benefits Administrator, a Participant’s account in another plan qualified under Code Section 401(a) may be transferred to this Plan in a direct plan-to-plan transfer that satisfies all applicable requirements of ERISA and the Code. Transfers from other plans shall be allowed only if the benefits transferred are not subject to the survivor annuity requirements of Code Section 417.

B.

An Employee, Participant or former Participant who provides evidence satisfactory to the Plan Benefits Administrator of such prior participation who has received a distribution of all or a portion of his interest in a plan meeting the requirements of Code Section 401(a) or an Individual Retirement Account under Code Section 408 (“Other Plan”), may in accordance with procedures approved by the Plan Benefits Administrator, rollover in cash all or a portion of the distribution received from the Other Plan to this Plan provided the following conditions are met:

(1)	The rollover occurs on or before the 60th day after the Participant receives the distribution from the Other Plan;

(2)	The distribution from the Other Plan qualifies as an eligible rollover distribution within the meaning of Code Section 402(c)(4);

(3)	The amount rolled over does not exceed the maximum amount which may be rolled over in accordance with Code Section 402(c)(4);

(4)	The amount rolled over does not include any loans taken from the previous employer’s plan;

(5)	Any non-taxable portion of the distribution from a Code Section 401(a) plan is identified so that it can be accounted for separately in this Plan; and

(6)	Non-taxable funds cannot be rolled over from an IRA.

Provided however, any individual may make an otherwise eligible rollover into this Plan in accordance with procedures approved by the Plan Benefits Administrator from any Other Plan sponsored by the Employer, provided the above conditions are met.

9.	Transfers to Other Plans.

In connection with a Company’s transaction, including, but not limited to corporate or other entity merger, disposition, acquisition or joint venture, and subject to the prior approval of the Plan Benefits Administrator, a Participant’s account in this Plan may be transferred to another plan qualified under Code Section 401(a) in a direct plan-to-plan transfer that satisfies all applicable requirements of ERISA and the Code.

10.	Merger or Consolidation.

A.

The Thrift Plan of Phillips Petroleum Company (the “Thrift”) and certain accounts of the Tosco Corporation Capital Accumulation Plan (CAP) were merged into, the Long-Term Stock Savings Plan of Phillips Petroleum Company (LTSSP), effective as of the close of business for the Trustees, December 31, 2002. All accounts in the CAP other than the Contribution In Lieu of Pension (CILP) accounts and Pension Equity Retirement Contribution (PERC) accounts of Participants in the CAP who also have benefits under the Tosco Pension Plan (TPP) were transferred to the LTSSP at such time. Immediately following the merger, the LTSSP was renamed the ConocoPhillips Savings Plan.

On October 3, 2003, the Conoco Thrift Plan was merged into the ConocoPhillips Savings Plan.

On September 24, 2004, the Retirement Savings Plan of ConocoPhillips Company (RSP) was merged into the ConocoPhillips Savings Plan.

On December 31, 2008, the Burlington Resources Inc. Retirement Savings Plan (the “BR Savings Plan”) was merged into the ConocoPhillips Savings Plan.

On September 30, 2009, the ConocoPhillips Store Savings Plan (the “CPSSP”) was merged into the ConocoPhillips Savings Plan.

Effective May 1, 2012, this Plan was spun off from the ConocoPhillips Savings Plan.

Effective April 15, 2023, the DCP Services, LLC 401(k) and Retirement Plan (the “DCP Plan” was merged into this Plan.

B.	Immediately following the mergers, all assets transferred to the Plan were combined in the Trust Fund and invested in the Investment Funds that the Plan Financial Administrator determined appropriate.

C.

As of the time of each merger, the sum of the account balances in the merging plans immediately prior to the merger shall be equal to or greater than the fair market value (determined as of the time of the merger) of the entire assets of this Plan immediately following the merger. It is intended that the mergers of the plans comply with the requirements of Code Section 414(l).

D.

In the event of any merger or consolidation of the Plan (other than the merger described in Paragraphs A, B, and C) with, or transfer in whole or in part of the assets and liabilities of the Plan and related Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants or Beneficiaries of this Plan, the assets of the Plan and related Trust Fund applicable to such Participants or Beneficiaries shall be transferred to the other plan provided each Participant or Beneficiary shall (if either this Plan or the other plan were to terminate) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then terminated.

11.	Errors and Misstatements.

If an inadvertent error by the Benefits Committee or Investment Committee, any other fiduciary or a person acting for a Committee or the Plan, or their agents or representatives shall occur with respect to the benefits of any Participant or Beneficiary, or the calculation of Deposits or Contributions, or any other action or circumstance incident to the administration of the Plan, or if in a Participant’s application or claim for a benefit hereunder, or in his statement to make any direction or election hereunder, or in response to any request of a Committee, the Plan Benefits Administrator, the Company or the Trustees, for information, any Participant or Beneficiary makes any statement which is erroneous or fails to state any material fact, an adjustment shall be made in an equitable manner to conform to the facts. Such adjustment may include, where appropriate, and without limitation, the requirement that a Participant or Beneficiary return to the Plan any payment or distribution to him as a result of inadvertent error by a Committee, any other fiduciary or a person acting for a Committee or the Plan or their agents or representatives.

ARTICLE XX - CONSTRUCTION

1.	Applicable Law.

The Plan shall be construed, regulated, and administered in accordance with the laws of the State of Texas, except as may be required by ERISA.

2.	Qualified Plan.

This Plan shall be construed at all times in such a manner that it will continuously constitute a qualified profit sharing plan within the meaning of Code Sections 401(a) and 401(k), a qualified stock bonus plan within the meaning of Code Section 401(a), a qualified employee stock ownership plan within the meaning of Code Section 409 and 4975(e)(7). The Plan is also intended to qualify under Section 404(c) of ERISA.

3.	Headings.

The headings of the divisions of this document are placed herein for administrative convenience and are not part of the Plan. In all respects the body of the text of the Plan, rather than such headings, shall control.

4.	Use of Pronouns.

The masculine pronoun wherever used shall include the feminine. The singular form of a word shall include the plural wherever appropriate.

ARTICLE XXI - LOANS

1.	Authority to Administer Loans.

The Plan Benefits Administrator shall have all powers necessary or desirable for the administration of the provisions of this Article, including the power to decline applications or deny all loans for a period of time.

2.	Eligibility to Apply for Loans.

Any individual with an account balance in the Plan, who is an employee of the Employer or is a “party in interest” with respect to the Plan (as defined in Section 3(14) of ERISA), based on evidence satisfactory to the Plan Benefits Administrator, shall be eligible to apply for a loan.

3.	Basis for Approval or Denial of Loans.

Any loan application that consents to and meets the requirements of this Article and is made in the manner approved by the Plan Benefits Administrator will be approved, unless:

A.	A qualified domestic relations order has been received by the Plan Benefits Administrator for the Borrower’s account and a determination pursuant to Code Section 414(p) has not been made;

B.	The Plan Benefits Administrator has determined it is in the best interest of the Plan to decline all applications or deny all loans for a period of time; or

C.	The Borrower has defaulted on a previous loan resulting in a deemed distribution unless the Borrower’s loan was offset from the amount paid to the Borrower when a total distribution was made.

4.	Types, Amounts, and Provisions of Loans.

A.

Loan Types and Numbers. Except for the loans transferred in from the Conoco Thrift Plan or ConocoPhillips Store Savings Plan, a Borrower may have up to three loans outstanding at a time, one of which can be a home loan. A home loan for a term of up to 238 months must be for the purpose of acquiring any dwelling unit that will be used as the Borrower’s principal residence after the date as of which the loan proceeds are distributed.

B.	Minimum Amount. The minimum amount of any single loan shall be $1,000.

C.	Incremental Amounts. Any loan greater than the minimum amount shall be an even multiple of $100.

D.	Maximum Amount. The maximum amount of any loan shall be limited to the lesser of the following:

(1)

$50,000 reduced by the sum of the Borrower’s highest outstanding balance of all loans from all plans sponsored by the Employer during the one-year period ending on the Valuation Date before the date on which such loan is updated on the Plan’s record-keeping system. For this purpose all loans from all plans of the Employer are aggregated.

(2)

Fifty percent of the Borrower’s account balance in the Plan, minus the sum of all the Borrower’s outstanding loan balances in all plans of the Employer as determined as of the Valuation Date immediately prior to the date on which such loan is updated on the Plan’s record-keeping system.

(3)

For a Plan loan taken on or after March 27, 2020 and before September 23, 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act increases the amount that can be borrowed by a Participant under the Plan to the lesser of $100,000 or 100% of the participant’s vested account balance. Outstanding loans are included in calculating the available amount. For purposes of this provision, a Participant must be an active employee who is a qualified individual, as defined in the next paragraph.

(4)

For purposes of this subsection (3), a “qualified individual” is someone (a) who has been diagnosed with the virus SARS-CoV-2, or the coronavirus disease 2019 (collectively referred to as “COVID-19”); (b) whose spouse or dependent has been diagnosed with COVID-19; (c) who experiences adverse financial consequences stemming from COVID-19 as a result of being quarantined, furloughed, laid off, having reduced work hours, being unable to work due to lack of child care, the closing or reduction of hours of a business owned or operated by the individual, or other factors as determined by the Department of Treasury; (d) who has a reduction in pay (or self-employment income) due to COVID-19 or having a job offer rescinded or start date for a job delayed due to COVID-19; (e) whose spouse or a member of the individual’s household (as defined below) has been quarantined, furloughed or laid off, or had work hours reduced due to COVID-19, who was unable to work due to lack of child care due to COVID-19, who had a reduction in pay (or self-employment income) due to COVID-19, or had a job offer rescinded or start date for a job delayed due to COVID-19; or (f) whose spouse or a member of the individual’s household experiences a closing or reduction in hours of a business owned or operated by the individual’s spouse or a member of the individual’s household due to COVID-19. For purposes of applying these additional factors, a member of the individual’s household is someone who shares the individual’s principal residence.”

E.

Source of Loan Proceeds. Funds to provide the Borrower’s loan proceeds shall be provided pro rata by source type by Investment Fund in the sequence as designated by the Plan Benefits Administrator. Distribution of loan proceeds shall be made in single-sum cash distributions as soon as administratively practicable following the Valuation Date on which the loan is processed. The loan will be processed after exchanges but before withdrawals.

F.

Term of Loan. A loan shall be for one of the following terms, as selected by the Borrower. The term of the loan will begin as soon as administratively practicable following the date as of which the loan proceeds are updated on the record-keeping system.

(1)	Home Loan. The term of a Home Loan may be from 3 months to 238 months.

(2)	General Purpose Loans. The term of a general purpose loan may be from 3 months to 58 months.

The term of a loan may not be extended.

G.

Payroll Deductions. Except as otherwise provided in this Article, an application for a loan by an employee of the Employer shall constitute the consent to payroll deductions that will provide the amount necessary to make the required payments as set forth in Paragraph I.(1) of this Section until the loan is repaid in full, which must be by no later than the maximum terms provided under Paragraph F of this Section. Such payroll deductions shall be made in a manner approved by the Plan Benefits Administrator, and the amounts may be rounded for the purpose of dividing the monthly amount into partial payroll deductions.

H.

Loan Payments by Electronic Debit. A Borrower who is not an employee of the Employer may elect to make loan payments for loans taken while an employee of the Employer through electronic debit payments from a bank or other financial institution, in a manner approved by the Plan Benefits Administrator. A Borrower who is an Employee on unpaid leave other than military leave or an Employee receiving workers compensation, state disability or short-term disability with insufficient pay to make loan repayment by payroll deductions can elect to make loan payments through electronic debit payments from a bank or other financial institution or submit a cashier’s check, certified check or money order payable to the Trustees as directed by the Trustees. These payments will be credited to the Borrower’s account as soon as administratively practicable following receipt by the Trustees.

I.	Level Amortization and Repayment. Amortization of all loans shall be level and all required repayments shall be computed based upon the applicable pay frequency.

(1)

Payments Required. All repayments of principal and interest shall be required as determined by Plan Benefits Administrator based on the Borrower’s applicable pay frequency. An employee of the Employer who is on unpaid leave other than military leave and has elected to repay by cashier’s check, certified check or money order payable to the Trustees must submit the payment by the 12th of the month.

(2)	Full Prepayment. A Borrower may elect to make full repayment of any outstanding principal and interest at any time.

(a)

An employee of the Employer must submit a cashier’s check, certified check or money order payable to the Trustees and will be applied as soon as administratively practicable after receipt by the Trustees.

(b)

A Borrower who is not an employee of the Employer and has not defaulted on the loan(s) must submit a cashier’s check, certified check or money order payable to the Trustees and will be applied as soon as administratively practicable after receipt by the Trustees.

(c)

A Borrower who is not an employee of the Employer and making repayment by electronic debit must submit a cashier’s check, certified check or money order payable to the Trustees and will be applied as soon as administratively practicable after receipt by the Trustees.

Full prepayment shall be required within 60 days of Termination from Employment with the Employer absent an electronic debit election. Prepayment due to the death of the Borrower can only be made by the estate or designated beneficiary of the Borrower. Such payment shall be made as directed by the Plan Benefits Administrator.

(3)	Missed or Late Payments.

(a)

If for any reason a Borrower’s payroll deductions fail to cause the required payment to be received by the Trustees when due, the Borrower shall make such payment by submitting that amount by the 60th day from the missed loan payment (or as soon as administratively practicable thereafter but before the loan is defaulted). Such payment shall be made as directed by the Plan Benefits Administrator. A Borrower who is not an employee of the Employer is not eligible to make late payments under this Subparagraph.

(b)

In the case of a Borrower who is not an employee of the Employer who elects to continue making loan payments pursuant to Paragraph H of this Section, any delinquent payments on such loans which occur prior to commencement of electronic debit payments will be paid over the remaining term of the loan by adjusting the future loan repayment amount to include such payments.

(4)

Partial Prepayment Required. In the event the outstanding balance of loans of a Borrower exceeds for any reason at any time the maximum amount permitted by the Plan or by the Code, the Borrower shall make a partial prepayment to bring such outstanding balance within allowable limits.

J.

Fees. The Borrower may be charged origination and/or maintenance fees. Such fees shall be reasonable as determined by the Plan Benefits Administrator and shall be applied in a nondiscriminatory manner. Outstanding loans transferred from the Conoco Thrift Plan will not be subject to any maintenance fees.

5.	Interest Rate.

The stated interest rate for all loans shall be the national prime rate, plus one percent, as of the last Valuation Date of each month to be effective starting the first Valuation Date of the next month and is fixed for the term of the loan on the Valuation Date the loan is made.

6.	Security and Loan Subaccounts.

For all loans, the Borrower shall provide security by a promise to repay the loan through payroll deductions or electronic debit, and the pledge of a portion of the Borrower’s “Loan Subaccount”. The portion of the Borrower’s Loan Subaccount pledged shall not exceed fifty percent of the Borrower’s interest in the account designated by the Borrower for the loan upon the origination of the loan. The Loan Subaccount shall consist of the Shares of the Borrower’s subaccounts used to provide the source of the loan proceeds as provided in Section 4.E. of this Article, and each Share shall retain its identity as part of those subaccounts. The Loan Subaccount shall be considered a fixed income Investment Fund held as an individual subaccount of the Borrower over which such Borrower has exercised investment control. After distribution of loan proceeds from the Borrower’s account, no withdrawals shall be allowed from the Loan Subaccount.

7.	Loan Repayments.

Loan repayments will be applied pro rata by source and the current Share value pro rata to all Investment Funds for the Borrower’s current investment allocation election. The interest paid as part of the loan repayments will be applied to the Borrower’s account pro-rata across the sources from which the loan was taken and will be applied at the current Share value pro-rata to all Investment Funds for the Borrower’s current investment allocation election. If the Borrower has no current investment allocation election, the loan repayments will be repaid to a qualified default investment alternative as designated by the Plan Benefits Administrator.

8.	Default.

A.

Such delinquency shall not exceed, for an employee of the Employer, the period allowed for late payment pursuant to Section 4.I. of this Article, and for a terminated employee, a period of 60 days (or as soon as administratively practicable thereafter) following Termination from Employment with the Employer. A Borrower who is not an employee of the Employer, and who has elected not to make electronic debit payments, or a Borrower’s estate may waive any remaining delinquency period in the manner prescribed by the Plan Benefits Administrator. Following such delinquency periods, the loan shall be in default.

(1)

Following commencement of payments through electronic debit by a Borrower who is not an employee of the Employer, any missed payment (including, rejection of the electronic debit because of insufficient funds in the account to make the full payment) will result in an immediate default of the loan.

(2)

Following commencement of payments through electronic debit by a Borrower who is an Employee on leave other than military leave, any missed payment (including rejection of the electronic debit due to insufficient funds in the account to make the full payment) will result in default on the 60th day after the missed loan payment (or as soon as administratively practicable thereafter) and a deemed distribution of the outstanding loan balance from the Plan and will be made as soon as administratively practicable.

Upon default, or upon the discharge of the Borrower’s obligation to repay the loan through bankruptcy or any other legal process or action which does not result in actual repayment in full, the entire principal balance which was not actually paid in full shall be deemed to be a distribution of the outstanding loan balance from the Plan and will be made as soon as administratively practicable.

B.	Deemed Distribution. A defaulted loan:

(1)	Shall be considered a deemed distribution to the Borrower and shall not be an “Eligible Rollover Distribution” pursuant to the provisions of Section 3.A.(2) of Article XI;

(2)

Shall continue to encumber the pledged portion of the Borrower’s Loan Subaccount until such time as distribution of his Loan Subaccount would be permissible to the Borrower under Article XI of the Plan, and when distribution is permissible shall be charged against the Borrower’s Loan Subaccount; and

(3)	Shall be deducted, when a distribution is permissible, from the amount due the Borrower or Borrower’s Beneficiary.

9.	Suspension of Loan Payments.

A.

Military Leave. Loans may be suspended for the period of time a Borrower is on a military leave of absence for which full Pay is not received. If the loan is suspended, the original loan payoff date can be increased by the same amount of time the Borrower is on military leave. Loan payments must resume once military service is completed. The interest rate on a loan for the time that a Borrower is on a military leave of absence shall not exceed six percent.

B.

Non-Military Leave. Loans may be suspended for up to one year for a Borrower who is on a non-military leave of absence for which full Pay is not received. If the loan is suspended, the original loan payoff date can be increased by the same amount of time the Borrower is on non-military leave provided that the suspension period shall not exceed one year, and the term of the loan shall not exceed 58 months from the loan issuance date for a General Purpose Loan or 238 months from the loan issuance date for a Home Loan. Loan payments shall resume upon the earlier of the Participant’s return from leave or one year from the date of the loan suspension.

10.	Suspension of Loan Payments for Coronavirus.

Participants with a new or outstanding Plan loan are permitted to suspend their loan payments until January 2021. To be eligible, the participant must be a qualified individual as defined in the last paragraph of subsection 4D(3) of this Article XXI. For loan payments suspended under this provision, the Participant has up to an extra year to repay the loan(s) once payments resume, provided that all Plan loan repayments must resume no later than January 2021.

ARTICLE XXII – SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

1.	Special Provisions Control.

Notwithstanding anything in the Plan to the contrary, the provisions of this Article XXII will apply to Participants in the Tosco Corporation Capital Accumulation Plan (CAP), who did not have a benefit under the Tosco Pension Plan (TPP), and transferred CILP Contributions, Source XXA, into the Plan on December 31, 2002 , which, pursuant to a onetime election effective as of July 1, 2002, the Participant either (a) continued to receive CILP Contributions, or (b) based on an election to receive a Cash Balance Account, stopped receiving CILP Contributions as of June 31, 2002. Notwithstanding the foregoing or any provision of the Plan to the contrary, CILP Contributions shall cease with the Compensation earned by Participants through July 2015. Effective beginning with Pay earned by affected Participants in August 2015, such Participants shall commence participation in Title II of the Phillips 66 Retirement Plan in accordance with its terms.

2.	CILP Contributions.

In addition to any Contributions to Thrift, each Plan Year the Company shall contribute on behalf of each Employee who was receiving a CILP Contribution under the CAP at the time his account in the CAP was transferred into this Plan which occurred as of the close of the Trustees’ business on December 31, 2002, (hereafter referred to as a “Covered Employee”), a CILP Contribution in an amount equal to five percent of his Compensation earned while an Employee prior to his Termination from Employment after becoming a Participant in this Plan. A rehired Covered Employee will not be eligible to receive a CILP Contribution after his Termination from Employment after December 31, 2002.

3.	Investment Directions.

CILP Contributions shall be invested pro rata in the same Investment Funds as Contributions to Thrift for Covered Employees who are making Deposits to Thrift. Covered Employees who are not making Deposits to Thrift shall direct the investment of such Contributions in Investment Funds in the same manner as the investment of Deposits to Thrift is directed. If no investment election is made the CILP Contribution will be invested in the qualified default investment alternative as designated by the Investment Committee.

4.	Vesting and Restoration of Forfeitures.

Notwithstanding any provision in the CAP, a Covered Employee shall be vested in and have a non-forfeitable right to the portion of his Plan account which is attributable to CILP Contributions transferred to or received under this Plan. If a former employee participant of CAP who has forfeited CILP Contributions becomes a Participant in the Plan before he incurs five consecutive one-year “Periods of Severance” (as that term is defined in CAP), then any amount in his account which was forfeited shall be restored and shall become immediately vested and non-forfeitable. If a Participant is entitled to a restoration of a forfeiture pursuant to the preceding sentence, the amount to be restored shall be equal to the dollar amount in his account which was forfeited and shall be restored by allocating other forfeitures arising in the year of restoration to such Participant’s account to the extent thereof and an additional Contribution by the Company specifically allocated to such Participant’s account to the extent that allocable forfeitures are insufficient.

5.	Transfer from Coverage Under the Plan.

With respect to any Covered Employee in the Plan who has been entitled to make a onetime election to participate in the cash balance provisions of Title II of the ConocoPhillips Retirement Plan and who chose to continue to be eligible to receive CILP Contributions under the CAP, who transfers to a category of employment with the Company or any member of the Employer which would not otherwise be covered under the Plan other than a transfer to a position classified on the Employer’s personnel system as a retail store or marketing outlet position, then such Covered Employee shall continue to be covered under the applicable CILP Contribution provisions of this Plan as described in this Article. For purposes of determining the amount of CILP Contributions for such a Covered Employee, the Compensation of such Covered Employee shall include the Compensation paid by the Company or other member of the Employer (including Compensation paid after such transfer); provided, however, that in the case of a Covered Employee who transfers from employment covered under the Plan and to whom this Section applies, for purposes of determining the amount of the CILP Contributions, as applicable, such Covered Employee’s Compensation shall continue to exclude any amounts earned after such transfer that would be excluded from the definition of Compensation applicable to the most recent category of such Covered Employee’s covered employment prior to such transfer.

6.	Distributions and Loans.

CILP Contributions are not eligible for loans, but may be withdrawn upon a Participant’s Termination from Employment, subject to the provisions of Article XI; provided however, such Contributions shall not be eligible to be withdrawn under the provisions of Article X.

7.	Definitions.

In addition to the defined terms in Article I, the following additional definitions shall apply to this Article:

(A)

“CILP Contributions” means Contributions made to the Trust Fund by the Company in lieu of a pension pursuant to Section 2 of this Article, and includes amounts designated as CILP Contributions under the CAP at the time such amounts were transferred to this Plan from the CAP.

(B)

“Compensation” shall mean the sum of the following items paid or deemed under the Company’s payroll system to be paid during each pay period prior to the date the Employee’s termination status with the Employer is reflected on the Company personnel system:

(1)

Wages or salary attributable to the regularly scheduled workweek of the Employee, including regularly scheduled overtime; provided, further, that with respect to months in which wages were received on an hourly basis for an employee classified as an Intermittent Employee on the Company’s records, “Compensation” for such Employee shall be the sum of the wages received by such Employee for each month; provided however, that any single-sum cash payment in lieu of an increase in the regular earnings of an Employee shall not be included unless expressly included under the other terms of the Plan;

(2)

Holiday pay; vacation pay (i.e., pay for vacation paid while an active employee of the Employer, not “termination vacation pay” as used in the Employer’s pay practices); and payments for unavoidable absences, including but not limited to sickness or injury, special duty, special assignment, shore allowance or shore relief (all as defined in the Company’s standard policies and/or payroll procedures);

(3)

Back pay, irrespective of mitigation of damages, which has been either awarded or agreed to by the Employer, to the extent that the award or agreement specifies that back benefits are also to be granted; provided however, that back pay awards shall be treated as Pay in the periods to which such awards relate; and

(4)

Remuneration described in the above Paragraphs of this Section, which is received by an Employee under a direct U.S. dollar payroll of a member of the Employer that is not a Company, shall be deemed to be Pay.

Notwithstanding the foregoing, “Compensation” shall not include any amount which is received as remuneration pursuant to an Employer’s standard procedures for compensating non-bargaining unit employees who work extended schedules and/or “out of classification” jobs during strikes.

“Compensation” shall not include and shall not be adjusted by any amount that is used as an offset under Company policies and payroll procedures for Worker’s Compensation, military pay, or state disability programs. Provided further, effective July 1, 2002, “Compensation” shall also not include Alaskan allowance and temporary or regular North Slope allowance. “Compensation” for a Year shall be limited to not more than $345,000 as adjusted by Code Section 401(a) (17) (B). “Compensation” shall be determined without regard to elective wage or salary reduction pursuant to Code Sections 401(k) or 125, or income exclusion pursuant to Code Section 132(f).

(C)

“Period of Severance” means the period beginning on the date an Employee terminated his employment with Tosco Corporation or any other entity which was a member of the controlled group, as defined in Code Section 414(b) or (c), of which Tosco Corporation was a member, and ending on the date he becomes an Employee.

ARTICLE XXIII – SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN OF CONOCOPHILLIPS COMPANY

1.	Special Provisions Control.

Notwithstanding anything in the Plan to the contrary, the provisions of this Article XXIII will apply to Participants who, as a result of the merger of the Retirement Savings Plan of ConocoPhillips Company (RSP) into the Plan, have an RSP Company Contribution, source DDR (non-withdrawable Company contributions previously made under the RSP that are subject to offset under Title I of the Phillips 66 Retirement Plan).

2.	Distributions and Loans.

RSP Company Contributions are not eligible for loans, but may be withdrawn upon a Participant’s Termination from Employment, subject to the provisions of Article XI; provided however, such Contributions shall not be eligible to be withdrawn under the provisions of Article X.

ARTICLE XXIV – SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE DCP SERVICES, LLC 401(K) AND RETIREMENT PLAN

1.	Special Provisions Control.

Notwithstanding anything in the Plan to the contrary, the provisions of this Article XXIV will apply to Participants who, as a result of the merger of the DCP Services, LLC 401(k) and Retirement Plan (DCP Plan) into the Plan, received profit sharing contributions referred to as “Company Retirement Contributions” and held in an “Employer Contribution Account” under the DCP Plan subject to a vesting requirement.

2	Vesting of DCP Profit Sharing Contributions.

A.	A Participant’s vested percentage in his or her DCP profit sharing contributions will be determined under the following vesting schedule:

Years of Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

B.	Notwithstanding the foregoing, a Participant’s vested percentage in his or her DCP profit sharing contributions will be 100% upon occurrence of the following events:

(1)	The Participant becoming Totally Disabled prior to termination of employment;

(2)	The Participant’s death; or

(3)	The Participant reaching age 65 or if later, the fifth anniversary of the Participant’s employment with the Employer.

C.

Years of Service will be determined using Elapsed Time. “Elapsed Time” means an Employee’s service with the Employer beginning on the Employee’s employment date or if the Employee has experienced a One-Year Period of Severance, beginning on the Employee’s date of reemployment. In determining an Employee’s Elapsed Time, the following rules apply:

(1)	Elapsed Time continues until an Employee’s Severance from Service Date.

(2)	There is no Severance from Service Date if an Employee retires, resigns or is discharged, but then is reemployed by the Employer within 12 months.

(3)

There is no Severance from Service Date if an Employee who is on a leave of absence separates from service for a reason other than retirement, resignation, discharge or death and within 12 months of the date of the leave of absence, the Employee is then reemployed by the Employer.

(4)

Elapsed Time is measured in days and aggregated in full and fractional years, with 30 days equaling one month and 12 months equaling on year; provided, however, that a Participant will not receive multiple credit for Elapsed Time with respect to any single period.

(5)

If an Employee has a Severance from Service Date, then is reemployed by the Employer, a new period of Elapsed Time begins, which is aggregated with the Employee’s prior periods of Elapsed Time, except in the case of an Employee who incurs five consecutive One-Year Periods of Severance, in which case a new period of Elapsed Time begins which is not aggregated with the Employee’s prior periods of Elapsed Time.

(6)	“Severance from Service Date” occurs on the earlier of—

(a)	A termination of employment or service on account of retirement, resignation, discharge or Death, or

(b)

The first anniversary of the date the Participant terminated employment or service on account of any reason other than the reasons set forth above, such as vacation, holiday, sickness, Disability, leave of absence or layoff. In the event that a Participant’s employment terminates during a leave of absence due to the Participant’s retirement, resignation, discharge or death, the Severance from Service Date will be the date the leave of absence commenced.

(7)

“One-Year Period of Severance” means a 12-consecutive-month period beginning on a Participant’s Severance from Service Date or any anniversary of that date during which the Participant does not perform services for the Employer. Solely for purposes of determining whether, for vesting purposes, a Participant has incurred a One-Year Period of Severance, if an Employee experiences a Severance from Service Date for maternity leave or paternity leave, then “first anniversary of the Participant’s Severance from Service Date” will be substituted for “Severance from Service Date” in the preceding sentence.

(8)	Elapsed Time shall include all service recognized by DCP Services, LLC as of April 1, 2023.